UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Exchange Act of 1934 (Amendment No.  )
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Kansas City Southern

(Name of Registrant as Specified In Its Charter)

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SEC 1913 (04-05)
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427 West 12th Street
Kansas City, Missouri 64105

KANSAS CITY SOUTHERN

NOTICE AND PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held
May 3, 2007

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, or vote by telephone or through the Internet as described on the proxy card.

We commenced mailing this Notice and Proxy Statement,
the enclosed proxy card and the accompanying 2006 Annual Report on or about March 30, 2007

KANSAS CITY SOUTHERN
427 West 12th Street
Kansas City, Missouri 64105

March 30, 2007

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kansas City Southern, at Liberty Memorial, J.C. Nichols Auditorium, 100 West 26th Street, Kansas City, Missouri, at 10:00 a.m. Central Time, on Thursday, May 3, 2007. The purposes of this meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement.

We urge you to read these proxy materials and our Annual Report and to participate in the Annual Meeting either in person or by proxy. Whether or not you plan to attend the meeting in person, please sign and return promptly the accompanying proxy card, in the envelope provided, to ensure that your shares will be represented. Alternatively, you may cast your votes by telephone or through the Internet as described on the accompanying proxy card.

Sincerely,

Michael R. Haverty
Chairman of the Board
and Chief Executive Officer

KANSAS CITY SOUTHERN
427 West 12th Street
Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Kansas City Southern will be held at Liberty Memorial, J.C. Nichols Auditorium, 100 West 26th Street, Kansas City, Missouri, at 10:00 a.m. Central Time, on Thursday, May 3, 2007.

Stockholders will consider and vote on the following matters:

1. Election of three directors;

2. Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2007; and

3. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 5, 2007, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Michael R. Haverty
Chairman of the Board
and Chief Executive Officer

The date of this Notice is March 30, 2007.

Please date, sign and promptly return the enclosed proxy card, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. Alternatively, you may cast your votes by telephone or through the Internet as described on the proxy card. You may revoke your proxy and vote your shares in person in accordance with the procedures described in this Notice and Proxy Statement. Please also indicate on your proxy card whether you plan to attend the Annual Meeting.

KANSAS CITY SOUTHERN
427 West 12th Street
Kansas City, Missouri 64105

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

Why were you sent this Proxy Statement?

On or about March 30, 2007, we began mailing this Proxy Statement to our stockholders of record on March 5, 2007 (the “Record Date”) in connection with our Board of Directors’ solicitation of proxies for use at the 2007 Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”). We will hold the Annual Meeting at Liberty Memorial, J.C. Nichols Auditorium, 100 West 26th Street, Kansas City, Missouri, on Thursday, May 3, 2007 at 10:00 a.m. Central Time. The Notice of Annual Meeting of Stockholders, our 2006 Annual Report to Stockholders (the “Annual Report”), and a proxy card and voting instructions accompany this Proxy Statement.

We will pay for the Annual Meeting, including the cost of mailing the proxy materials and any supplemental materials. Directors, officers and employees of Kansas City Southern (“KCS”) may, either in person, by telephone or otherwise, solicit proxy cards. They have not been specifically engaged for that purpose, however, nor will they be compensated for their efforts. We have engaged Morrow & Co., Inc. to assist in the solicitation of proxies and provide related informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. We will pay these fees and expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our shares for their expenses in forwarding this Proxy Statement, the Annual Report and other soliciting materials to the beneficial owners.

Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward this Notice and Proxy Statement, the proxy card and the Annual Report to the beneficial owners of our stock held of record by them. Upon request, we will reimburse them for their reasonable expenses in mailing these materials to beneficial owners of our stock.

Who may attend the Annual Meeting?

Only KCS stockholders or their proxies and guests of KCS may attend the Annual Meeting. Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Annual Meeting may request reasonable assistance or accommodation from us by contacting the office of the Corporate Secretary at our principal executive offices, (816) 983-1538. If written requests are made to the Corporate Secretary of KCS, they should be mailed to P.O. Box 219335, Kansas City, Missouri 64121-9335 (or by express delivery to 427 West 12th Street, Kansas City, Missouri 64105). To provide us sufficient time to arrange for reasonable assistance, please submit all requests by April 26, 2007.

What matters will be considered at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon: (1) the election of three directors; (2) ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2007; and (3) such other matters as may properly come before the Annual Meeting or any adjournment thereof. Stockholders do not have dissenters’ rights of appraisal in connection with these proposals. These proposals have been made by the Board of Directors, and neither of them is related to or contingent upon the other. The Board of Directors knows of no other matters that will be presented or voted on at the Annual Meeting.

VOTING

Who may vote at the Annual Meeting?

Only the holders of our common stock, par value $0.01 per share (the “Common Stock”), and 4% Noncumulative Preferred Stock, par value $25.00 per share (the “4% Preferred Stock”), of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date, we had outstanding 242,170 shares of 4% Preferred Stock (excluding 407,566 shares held in treasury) and 76,775,677 shares of Common Stock (excluding 16,087,908 shares held in treasury) for a total of 77,017,847 shares eligible to vote at the Annual Meeting.

How many votes does each Voting Share have?

The Common Stock and the 4% Preferred Stock (collectively, the “Voting Stock”) constitute our only voting securities and will vote together as a single class on all matters to be considered at the Annual Meeting. Each holder of Voting Stock is entitled to cast one vote for each share of Voting Stock held on the Record Date on all matters other than the election of directors. You may vote cumulatively for the election of directors. For this purpose, each stockholder has votes equal to the number of shares of Voting Stock held on the Record Date multiplied by the number of directors to be elected. You may cast all of your votes for a single nominee or distribute your votes among the nominees in such manner as you elect. This Proxy Statement solicits discretionary authority to vote cumulatively for the election of directors. The accompanying form of proxy or telephone or Internet vote also grants that authority.

How can you vote by proxy?

You can vote by proxy in three ways, each of which is valid under Delaware law:

•	By Internet: Access our Internet voting site at http://www.cesvote.com and follow the instructions on the screen, prior to 5:00 a.m., Central Time, on May 3, 2007 (May 1, 2007 for participants in certain employee benefit plans discussed below).

•	By Telephone: Using a touch-tone telephone, call toll-free at 1-888-693-8683 and follow the voice instructions, prior to 5:00 a.m., Central Time, on May 3, 2007 (May 1, 2007 for participants in certain employee benefit plans discussed below).

•	By Mail: Mark, sign, date and return the enclosed proxy or instruction card so it is received before the Annual Meeting.

How do we decide whether our stockholders have approved the proposals?

Stockholders owning at least a majority of the shares of Voting Stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. The shares of a stockholder who is present and entitled to vote at the Annual Meeting, either in person or by proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes the shares. Abstentions and broker non-votes (defined below) are counted as present and entitled to vote for purposes of determining a quorum.

The directors are elected by the affirmative vote of a plurality of shares of Voting Stock present at the Annual Meeting and entitled to vote, provided a quorum exists. A plurality means receiving the largest number of votes. Where, as here, there are three director vacancies, the three nominees with the highest number of affirmative votes are elected. On any proposal other than the election of directors, the percentage of shares required to pass a proposal depends on the proposal. In most proposals, including ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2007, the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy and entitled to vote on the subject matter, provided a quorum is present, is required for the adoption of the proposal.

Voting ceases when the chairman of the Annual Meeting closes the polls. The votes are counted and certified by three inspectors appointed by the Board of Directors in advance of the Annual Meeting. In determining whether a majority of shares have been affirmatively voted for a particular proposal, the affirmative votes for the proposal are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. You may abstain from voting on any proposal other than the election of directors. Abstentions from voting are not considered as votes affirmatively cast. Abstaining will, therefore, have the effect of a vote against a proposal. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.

What if you hold shares in a brokerage account?

The Voting Stock is traded on the New York Stock Exchange, Inc. (the “NYSE”). Under the rules of the NYSE, member stockbrokers who hold shares of Voting Stock in their name for customers are required to obtain directions from their customers on how to vote the shares. NYSE rules permit brokers to vote shares on certain proposals when they have not received any directions. The Staff of the NYSE, prior to the Annual Meeting, informs brokers of those proposals on which they are entitled to vote the undirected shares.

A “broker non-vote” occurs when a broker holding shares of Voting Stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner (customer directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because, in most cases, some of the shares held in the broker’s name have been voted, and, therefore, all of those shares are considered present at the Annual Meeting. Under applicable law, a broker non-vote will not be considered present and entitled to vote on non-discretionary items and will have no effect on the vote.

How are your shares voted if you submit a proxy?

If you return a properly executed proxy card or properly vote via the Internet or telephone, you are appointing the Proxy Committee to vote your shares of Voting Stock covered by the proxy. The Proxy Committee consists of the three directors of KCS whose names are listed on the proxy card. If you wish to name someone other than the Proxy Committee as your proxy, you may do so by crossing out the names of the designated proxies and inserting the name of another person. In that case, it will be necessary for you to sign the proxy card and deliver it to the person so named and for that person to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed directly to us.

The Proxy Committee will vote the shares of Voting Stock covered by a proxy in accordance with the instructions given by the stockholder(s) executing the proxy or authorizing the proxy and voting via the Internet or telephone. If a properly executed, or authorized, and unrevoked proxy does not specify how the shares represented thereby are to be voted, the Proxy Committee intends to vote the shares FOR the election of the persons nominated by the Board for Directors, FOR ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2007, and in accordance with their discretion upon such other matters as may properly come before the Annual Meeting. The Proxy Committee reserves the right to vote such proxies cumulatively for the election of less than all of the nominees for director, but does not intend to do so unless other persons are nominated and such a vote appears necessary to ensure the election of the persons nominated by the Board.

May you revoke your proxy or voting instruction card?

At any time before the polls for the Annual Meeting are closed, if you hold Voting Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on a previously executed and delivered proxy or the date of a prior electronic or telephonic vote, or (b) with a later-dated, properly executed and delivered proxy, or (c) a written revocation delivered to our Corporate Secretary. If you hold Voting Stock in a brokerage account, you must contact the broker and comply with the broker’s procedures if you want to revoke or change the instructions previously given to the broker. Participants in certain employee benefit plans, as discussed below, must contact the plan trustee and comply with its procedures if they wish to revoke or change their voting instructions. Attendance at the Annual Meeting will not have the effect of revoking your properly executed or authorized proxy unless you deliver a written revocation to our Corporate Secretary before your proxy is voted.

How do participants in our Employee Stock Ownership Plan, 401(k) and Profit Sharing Plan, and Union 401(k) Plans vote?

If you participate in our employee stock ownership plan (“ESOP”), 401(k) and Profit Sharing Plan (“401(k) Plan”) or union 401(k) plans (“Union Plans”) you have received a separate voting instruction card (accompanying this Proxy Statement) to instruct the trustee of the ESOP, 401(k) Plan or Union Plans how to vote the shares of Common Stock held on your behalf.1 The trustee is required under the trust agreements to vote the shares in accordance with the instructions given on the voting instruction card.1 If a voting instruction card is not returned by a participant, the trustee must vote those shares, as well as any unallocated shares, in the same proportions as the shares for which voting instructions were received from plan participants. Voting instructions by Internet or telephone must be given by 5:00 a.m., Central Time, on May 1, 2007. Unless you give voting instructions by Internet or telephone, the voting instruction card should be returned in the envelope provided to Corporate Election Services, P.O. Box 535450, Pittsburgh, Pennsylvania 15253-9846. The voting instruction card should not be returned to us. ESOP participants, 401(k) Plan participants and Union Plan participants who wish to revoke their voting instructions must contact the trustee and follow its procedures.

Are the votes of participants in the ESOP, 401(k) Plan and Union Plans confidential?

Under the terms of the ESOP, 401(k) Plan and Union Plans, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants’ free exercise of their voting rights.

1 Voting instructions may also be given by Internet or telephone by participants in the ESOP, the 401(k) Plan and the Union Plans. The accompanying voting instruction card relating to such plans contains the Internet address and toll-free number.

BENEFICIAL OWNERSHIP

The following table contains information concerning the beneficial ownership of our Common Stock as of the Record Date by:

•	Beneficial owners of more than five percent of our Common Stock that have publicly disclosed their ownership in filings with the SEC;

•	The members of our Board of Directors;

•	Terrence P. Dunn, who has been nominated to serve as a director for a three-year term commencing on the date of the Annual Meeting;

•	Our Chief Executive Officer, our Chief Financial Officer and the other executive officers for whom information is provided in the Management Compensation Tables in this Proxy Statement (we call these persons the “Named Executive Officers”);

•	Our former Chief Financial Officer; and

•	All executive officers and directors as a group.

We are not aware of any beneficial owner of more than five percent of the 4% Preferred Stock. None of our directors, executive officers or the nominee for director owns any shares of 4% Preferred Stock, 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C (“Series C Preferred Stock”), or 5.125% Cumulative Convertible Perpetual Preferred Stock, Series D (“Series D Preferred Stock”). No officer, director or the nominee for director of KCS owns any equity securities of any subsidiary of KCS. Holders of our Series C Preferred Stock do not have voting rights except under certain limited circumstances or as otherwise from time to time required by law, and do not currently have the right to vote at the Annual Meeting. Holders of our Series D Preferred Stock do not have voting rights except under certain limited circumstances or as otherwise from time to time required by law, and do not currently have the right to vote at the Annual Meeting. Beneficial ownership is generally defined as either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have sole power to vote and dispose of their shares. We are not aware of any arrangement which would at a subsequent date result in a change in control of KCS.

Name and Address	Common Stock(1)(21)		Percent of Class(1)

Dimensional Fund Advisors Inc.	4,181,749	(2)	5.4%
Highbridge Capital Management LLC	5,290,299	(3)	6.9%
Glenn Dubin, Co-CEO of Highbridge Capital Management LLC Henry Swieca, Co-CEO of Highbridge Capital Management LLC
Janus Capital Management LLC	4,181,460	(4)	5.4%
Mac-Per-Wolf Company	4,414,050	(5)	5.7%
PWMCO, LLC Perkins, Wolf, McDonnell and Company, LLC
Neuberger Berman, Inc.	7,521,885	(6)	9.8%
A. Edward Allinson	111,033	(7)	*
Director
Daniel W. Avramovich	46,637	(8)	*
Executive Vice President of Sales and Marketing
Robert J. Druten	41,412	(9)	*
Director
Terrence P. Dunn	500	(10)	*
Nominee for Director
Michael R. Haverty	2,786,856	(11)	3.57%
Chairman of the Board and Chief Executive Officer
James R. Jones	107,580	(12)	*
Director

Name and Address	Common Stock(1)(21)		Percent of Class(1)

Thomas A. McDonnell	640,307	(13)	*
Director
Patrick J. Ottensmeyer	46,548	(14)	*
Executive Vice President and Chief Financial Officer
Karen L. Pletz	40,000	(15)	*
Director
Ronald G. Russ	14,941	(16)	*
Former Executive Vice President and Chief Financial Officer
Arthur L. Shoener	112,260	(17)	*
President, Chief Operating Officer and Director
Rodney E. Slater	10,000	(18)	*
Director
Richard M. Zuza	32,500	(19)	*
Senior Vice President — International Purchasing and Materials
All Directors and Executive Officers as a Group (17 Persons)	4,672,410	(20)	5.93%

*	Less than one percent of the outstanding shares.

(1)	This column includes Common Stock, including restricted shares, beneficially owned by officers, directors and the nominee. In accordance with SEC rules, this column also includes shares that may be acquired upon the exercise of options or other convertible securities that are exercisable on the Record Date, or will become exercisable within 60 days of that date, which are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are exercisable on the Record Date, or exercisable within 60 days of the Record Date, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors and executive officers may also be deemed to own, beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. Except as noted, the holders have sole voting and dispositive power over the shares. The list of our executive officers is included in our annual report on Form 10-K for the year ended December 31, 2006. See the last page of this Proxy Statement for instructions on how to obtain a copy of the Form 10-K.

(2)	The address of Dimensional Fund Advisors Inc. (“Dimensional”) is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional is a registered investment adviser that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). These securities are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such securities. This information is based on Amendment No. 3 to Dimensional’s Schedule 13G filed on February 9, 2007.

(3)	The address of Highbridge Capital Management LLC (“Highbridge Capital”) is 9 West 57th Street, 27th Floor, New York, New York 10019. Glenn Dubin and Henry Swieca are each Co-Chief Executive Officers of Highbridge Capital. The securities are beneficially owned by one or more affiliates of Highbridge Capital, including Highbridge International LLC, Highbridge Master L.P., Highbridge Capital Corporation, Highbridge Capital L.P., Highbridge GP, Ltd., Highbridge GP, LLC (3,042,384 shares or 4.0%), Highbridge Event Driven/Relative Value Fund, Ltd. (1,951,661 shares or 2.5%), Highbridge Event Driven/Relative Value Fund, L.P. (296,254 shares or less than 1%) and by Highbridge Capital, Mr. Dubin and Mr. Swieca (5,290,299 shares or 6.9%). Each of Highbridge Master L.P., Highbridge Capital Corporation, Highbridge L.P., Highbridge GP, Ltd, Highbridge GP, LLC, Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of shares owned by Highbridge International LLC, Highbridge Event Fund Driven/Relative Value Fund, L.P. and Highbridge Event Driven/Relative Value Fund, Ltd. This information is based on Amendment No. 2 to Highbridge Capital’s Schedule 13G filed on February 8, 2007.

(4)	The address of Janus Capital Management LLC (“Janus Capital”) is 151 Detroit Street, Denver, Colorado 80206. Janus Capital has sole voting and dispositive power for 3,732 shares of our Common Stock and shared voting and dispositive power for 4,177,728 shares of our Common Stock as a result of its indirect ownership in Enhanced Investment Technologies LLC (“INTECH”) and Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Janus Capital, Perkins Wolf and INTECH are registered investment advisers, each furnishing investment advice to various registered investment companies and individual institutional clients (collectively the “Janus Managed Portfolios”). The 4,177,728 shares of our Common Stock with shared voting power (5.45% of the class) may be deemed to be beneficially owned by Perkins Wolf and are also aggregated within the beneficial ownership reported in the table above and in footnote (5) below for the majority owner of Perkins Wolf, Mac-Per-Wolf Company. Janus Capital and Perkins Wolf do not have the right to receive any dividends from, or proceeds from the sale of, our Common Stock held in the Janus Managed Portfolios for which they act as investment advisers or sub-advisers and each disclaims any beneficial ownership associated with such rights. This information is based on Amendment No. 1 to Janus Capital’s Schedule 13G filed on February 14, 2007.

(5)	The address of Mac-Per-Wolf Company and its two subsidiaries, PWMCO, LLC and Perkins, Wolf, McDonnell and Company, LLC, is 311 S. Wacker Drive, Suite 2600, Chicago, Illinois 60606. Perkins, Wolf, McDonnell and Company, LLC, a registered investment adviser, furnishes investment advice to various registered investment companies and to individual and institutional clients (collectively referred to herein as “MPW Managed Portfolios”). The MPW Managed Portfolios have the right to receive all dividends from, and the proceeds from the sale of, the securities held in their respective accounts. The interest of any one such person does not exceed 5% of the class of securities. PWMCO, LLC is a wholly-owned subsidiary of Mac-Per-Wolf Company and is both a registered broker dealer and a registered investment adviser. This information is based on Amendment No. 2 to Mac-Per-Wolf Company’s Schedule 13G filed on February 15, 2006.

(6)	The address of Neuberger Berman, Inc. (“Neuberger”) is 605 Third Avenue, New York, New York 10158. Neuberger, a registered investment adviser, has shared voting and investment power for a portion of the shares with Neuberger Berman, LLC and Neuberger Berman Management, Inc, which serve as sub-adviser and investment manager, respectively, of Neuberger’s various mutual funds. Neuberger owns 100% of Neuberger Berman, LLC and Neuberger Berman Management Inc. and is affiliated with Lehman Brothers Asset Management LLC, whose holdings are aggregated with Neuberger’s. The shares are owned by advisory clients of Neuberger and its affiliates, and Neuberger has reported that it and its affiliates do not have an economic interest in the shares. This information is based on Amendment No. 1 to Schedule 13G filed by Neuberger, Neuberger Berman, LLC and Neuberger Berman Management Inc., acting together as a group, on February 13, 2007.

(7)	Mr. Allinson’s beneficial ownership includes 5,000 restricted shares, 79,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 1,200 shares held in a Keogh plan. Mr. Allinson is retiring from the Board on the date of the Annual Meeting.

(8)	Mr. Avramovich’s beneficial ownership includes 46,637 restricted shares.

(9)	Mr. Druten’s beneficial ownership includes 5,000 restricted shares, 20,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 3,000 shares held by a charitable foundation, and 5,912 shares held in a margin account.

(10)	Mr. Dunn’s beneficial ownership includes 500 shares held in a revocable trust for which he is the trustee with sole voting and dispositive power.

(11)	Mr. Haverty’s beneficial ownership includes 171,508 restricted shares, 1,333,160 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 29,733 shares allocated to his account in the ESOP, 10,950 shares allocated to his account in the 401(k) Plan, 412 shares held by one of his children, 306,134 shares held by his spouse, 19,622 shares held in trust for the benefit of one of his children, and 10,000 shares held by a charitable foundation. As previously reported, in 2006, Mr. Haverty entered into a prepaid variable forward transaction which obligates him to deliver 350,000 shares or an equivalent amount of cash, at his election, in December 2009. Mr. Haverty pledged 350,000 shares to secure his obligations under that arrangement.

(12)	Ambassador Jones’s beneficial ownership includes 5,000 restricted shares, and 82,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(13)	Mr. McDonnell’s beneficial ownership includes 5,000 restricted shares, 40,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 55,307 shares held in a trust for which he is the trustee with sole voting and dispositive power, 500,000 shares held by a subsidiary of DST Systems, Inc. for which Mr. McDonnell disclaims beneficial ownership, and 40,000 shares held by a charitable foundation for which Mr. McDonnell disclaims beneficial ownership.

(14)	Mr. Ottensmeyer’s beneficial ownership includes 46,548 restricted shares.

(15)	Ms. Pletz’s beneficial ownership includes 5,000 restricted shares, and 30,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(16)	Mr. Russ’s employment with the Company terminated on May 12, 2006. Mr. Russ’s beneficial ownership is based upon his last Form 4 that was filed with the SEC and includes one share allocated to his ESOP account.

(17)	Mr. Shoener’s beneficial ownership includes 108,424 restricted shares and 2,279 shares allocated to his account in the 401(k) Plan.

(18)	Mr. Slater’s beneficial ownership includes 5,000 restricted shares.

(19)	Mr. Zuza’s beneficial ownership includes 32,296 restricted shares and 87 shares allocated to his 401(k) Plan account.

(20)	The number includes 596,125 restricted shares, 1,998,797 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 953,814 shares otherwise held indirectly. The number excludes 14,941 shares held by Mr. Russ, whose employment with the Company terminated on May 12, 2006. A director disclaims beneficial ownership of 540,000 of the total shares listed.

(21)	Deutsche Bank AG (“Deutsche Bank”) filed a Schedule 13G on February 5, 2007 reporting beneficial ownership of 5,677,442 shares of Common Stock, or 7.4% of our outstanding Common Stock. The number of shares reported by Deutsche Bank includes 5,338,048 shares of Common Stock issuable on conversion of convertible preferred stock held by Deutsche Bank. Such Common Stock is not currently outstanding. The preferred stock has no voting rights at the Annual Meeting. Accordingly, the Common Stock reported as beneficially owned by Deutsche Bank is not included in the table.

PROPOSAL 1 — ELECTION OF THREE DIRECTORS

The Board of Directors of KCS is divided into three classes. The members of each class serve staggered three-year terms of office, which results in one class standing for election at each annual meeting of stockholders. The term of office for the directors elected at the Annual Meeting will expire in 2010 or when their successors are elected and qualified.

Three persons have been nominated by the Board of Directors, following the recommendation of the Nominating and Corporate Governance Committee, for election as directors. Two of these nominees (Ambassador Jones and Ms. Pletz) are presently directors of KCS. The third nominee (Mr. Dunn) has been nominated by the Board of Directors. All nominees have indicated they are willing and able to serve as directors if elected, and all have consented to being named as nominees in this Proxy Statement. If any nominee should become unable or unwilling to serve, the Proxy Committee intends to vote for one or more substitute nominees chosen by them in their sole discretion.

As explained above in “How do we decide whether our stockholders have approved the proposals?” directors are elected by the affirmative vote of a plurality of the shares of Voting Stock present at the Annual Meeting and entitled to vote on the election of directors, assuming a quorum is present.

Nominees for Director to Serve Until the Annual Meeting of Stockholders in 2010

James R. Jones, age 67, has been a director of KCS since November 1997. Ambassador Jones is also a director of Grupo KCSM, S.A. de C.V. (“Group KCSM”) and a member of the Board of Managers of Kansas City Southern de México, S. de R.L. de C.V. (“KCSM”), subsidiaries of KCS. He has been Senior Counsel to the law firm of Manatt, Phelps & Phillips since March 1, 1999. Ambassador Jones is also Co-Chairman of Manatt Jones Global Strategies and Chairman of Globe Ranger Corp. Ambassador Jones was President of the International Division of Warnaco Inc. from 1997 through 1998, U.S. Ambassador to Mexico from 1993 through 1997, and Chairman and Chief Executive Officer of the American Stock Exchange from 1989 through 1993. Ambassador Jones served as a member of the U.S. Congress representing Oklahoma for 14 years. He was White House Special Assistant and Appointments Secretary to President Lyndon Johnson. Ambassador Jones is also a director of Anheuser-Busch; Grupo Modelo, S.A. de C.V.; San Luis Corporacion; and Keyspan Energy Corporation.

Karen L. Pletz, age 59, has been a director of KCS since March 1, 2004. Ms. Pletz has been the President and Chief Executive Officer of Kansas City University of Medicine and Biosciences (formerly The University of Health Sciences) since 1995. From 1978 to 1995, Ms. Pletz served as a Senior Vice President and Attorney for Central Bank, Jefferson City, Missouri and Division Manager of the Financial Management and Trust Services Division, Retail Bank Division and Marketing and Public Relations of Central Bank. From 1983 to 1984, Ms. Pletz was a partner in the law firm of Cook, Vetter, Doerhoff and Pletz, specializing in business and estate planning.

Terrence P. Dunn, age 57, is a nominee for election to the Board of Directors of KCS. Mr. Dunn has served as President and Chief Executive Officer of J.E. Dunn Construction Group (formerly known as Dunn Industries) since 1989. Headquartered in Kansas City, Missouri, J.E. Dunn Construction Group is the holding company for commercial contracting and construction company affiliates across the nation. Mr. Dunn also serves on the Board of Directors of UMB Financial Corporation.

YOUR BOARD RECOMMENDS THAT YOU VOTE
“FOR”
THE ELECTION OF THE BOARD’S NOMINEES

THE BOARD OF DIRECTORS

The Board of Directors met five times in 2006. The Board meets regularly to review significant developments affecting KCS and to act on matters requiring Board approval. The Board reserves certain powers and functions to itself; in addition, it has requested that the Chief Executive Officer refer certain matters to it. During 2006, all directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which they served.

Directors Serving Until the Annual Meeting of Stockholders in 2008

Robert J. Druten, age 59, has been a director of KCS since July 26, 2004. Mr. Druten served as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. from 1994 until his retirement in August 2006. From 1991 until 1994, he served as Executive Vice President and Chief Financial Officer of Crown Media, Inc., a cable communications subsidiary of Hallmark. He served as Vice President of Corporate Development and Planning of Hallmark from 1989 until 1991. Prior to joining Hallmark in 1986, Mr. Druten held a variety of executive positions with Pioneer Western Corporation from 1983 to 1986. Mr. Druten is a trustee and Chairman of the Board of Entertainment Properties Trust, a real estate investment trust, and a director of Alliance Holdings GP, L.P., a publicly traded limited partnership whose publicly traded subsidiary is engaged in the production and marketing of coal.

Arthur L. Shoener, age 60, has served as a director, President and Chief Operating Officer of KCS since June 13, 2006. From January 2005 until June 2006, Mr. Shoener served as Executive Vice President and Chief Operating Officer of KCS. Mr. Shoener also serves as President and Chief Executive Officer of The Kansas City Southern Railway Company (“KCSR”) and The Texas-Mexican Railway Company (“Tex Mex”), subsidiaries of KCS. Mr. Shoener served as Executive Vice President of Operations of Union Pacific Railroad Company from 1991 through 1997. From 1997 until joining KCS in January 2005, Mr. Shoener headed a transportation consulting firm serving domestic and international clients.

Rodney E. Slater, age 52, has been a director of KCS since June 5, 2001. Mr. Slater is a partner in the public policy practice group of the law firm Patton Boggs LLP and has served as a member of the firm’s transportation practice group in Washington, D.C. since 2001. He served as U.S. Secretary of Transportation from 1997 to January 2001 and head of the Federal Highway Administration from 1993 to 1996. Mr. Slater is also a director of Southern Development Bancorporation, Northwest Airlines (observer) and ICX Technologies, and a member of the Transurban U.S. Advisory Board. Mr. Slater is also Vice Chair of Witt Associates, a part of Global Options, and Chairman of the Board of United Way of America.

Directors Serving Until the Annual Meeting of Stockholders in 2009

Michael R. Haverty, age 62, has been Chief Executive Officer of KCS since July 12, 2000 and a director since May 1995. Mr. Haverty has served as Chairman of the Board of KCS since January 1, 2001. Mr. Haverty served as President of KCS from July 12, 2000 to June 12, 2006. Mr. Haverty served as Executive Vice President of KCS from May 1995 until July 12, 2000. He served as President and Chief Executive Officer of KCSR from 1995 to 2005 and has been a director of KCSR since 1995. He has served as Chairman of the Board of KCSR since 1999. Mr. Haverty has served as a director of the Panama Canal Railway Company, an affiliate of KCS, since 1996 and as Co-Chairman of the Board of Directors of that company since 1999. Mr. Haverty has served as Co-Chairman of Panarail Tourism Company, an affiliate of KCS, since 2000. He has served as Chairman of the Board of Grupo KCSM and KCSM since April 1, 2005. Mr. Haverty served as Chairman and Chief Executive Officer of Haverty Corporation from 1993 to May 1995, acted as an independent executive transportation advisor from 1991 to 1993, and was President and Chief Operating Officer of The Atchison, Topeka and Santa Fe Railway Company from 1989 to 1991.

Thomas A. McDonnell, age 61, has been a director of KCS since March 18, 2003. Mr. McDonnell has served as a director of DST Systems, Inc. (“DST”) since 1971, as Chief Executive Officer of DST since 1984, and as President of DST since 1973 (except for a 30-month period from October 1984 to April 1987). DST provides sophisticated information processing, computer software services and business solutions to the financial services, communications and healthcare industries. He is a director of Blue Valley Ban Corp., Commerce Bancshares, Inc., Euronet Worldwide, Inc. and Garmin Ltd. and serves on the audit committees of each of these public companies, with the exception of Blue Valley Ban Corp. Mr. McDonnell previously served as a director of KCS from 1983 until October 1995. Mr. McDonnell also served as an officer and director of KCSR before DST was spun off from KCS in 1995.

CORPORATE GOVERNANCE

The Corporate Governance Guidelines of Kansas City Southern (the “Guidelines”) are available for review in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com. In addition, this section of our website makes available all of our corporate governance materials, including our Bylaws, board committee charters, code of business conduct and ethics and our anti-harassment and equal employment opportunity policies. Our Board of Directors regularly reviews corporate governance developments and modifies the Guidelines, committee charters, and key practices as it believes warranted. The “Investors” section of our website also includes a copy of the brochure for our Speak Up! report line in portable document format (i.e., PDF). Our Speak Up! line is a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual actions they believe may violate our corporate policies or the law including, but not limited to, the following:

• Unlawful harassment	• Employment discrimination	• Accounting or auditing irregularities
• Bribery	• Conflicts of interest	• Creating or ignoring safety or environmental hazards
• Destroying, altering or falsifying company records	• Disclosure of proprietary information	• Insider trading
• Misuse of corporate assets	• Securities matters	• Theft and fraud
• Threats to personal safety	• Use or sale of illegal drugs	• Violations of anti-trust, environmental or other governmental compliance regulations

Our Speak Up! line is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder, or other interested party can call the following toll-free number to submit a report:

1-800-727-2615

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to all directors, officers and employees of KCS and its subsidiaries and embodies our principles and practices relating to the ethical conduct of our business and our commitment to honesty, fair dealing and compliance with applicable laws and regulations. Our Code of Business Conduct and Ethics is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com and in print to any stockholder who requests it.

Policy on Director Attendance at Annual Stockholder Meetings

Our directors are encouraged to attend annual stockholder meetings. All directors other than Mr. Slater serving at the time of the 2006 annual stockholder meeting attended that meeting.

Director Qualifications, Qualities and Skills

The Guidelines establish certain qualifications, qualities and skills that directors and nominees must meet to be eligible to serve on our Board of Directors. Under the Guidelines, directors and nominees must be committed to representing the long-term interests of our stockholders and meet, at a minimum, the following qualifications:

•	Highest personal and professional ethics, integrity and values;

•	Independence, in accordance with the requirements of the NYSE, unless their lack of independence would not prevent two-thirds of the Board from meeting such requirements;

•	No current service on boards of companies that, in the judgment of the Nominating and Corporate Governance Committee, are in competition with, or opposed to the best interests of, the Company; and

•	Below the age of 72 years as of the date of the meeting at which his or her election would occur.

Additionally, it is considered desirable that directors and nominees possess the following qualities and skills:

•	Significant experience at policy making levels in business, government or education;

•	Significant experience or relationships in, or knowledge about, geographic markets served by us or industries that are relevant to our business;

•	Willingness to devote sufficient time to carrying out their duties and responsibilities effectively, including service on appropriate committees of the Board.

Our Bylaws also provide that no one who is 72 years old shall be eligible to be nominated or to serve as a member of the Board of Directors, but any person who attains the age of 72 during the term of directorship to which he or she was elected shall be eligible to serve the remainder of that term. A. Edward Allinson, a director of KCS since 1990, attained the age of 72 during his current term as a director of KCS. Mr. Allinson will retire from the Board on the date of the Annual Meeting. Mr. Dunn has been nominated by the Board for election at the Annual Meeting to fill the vacancy created by the retirement of Mr. Allinson. Our Certificate of Incorporation and Bylaws do not have any other eligibility requirements for directors.

Michael G. Fitt retired from the Board on the date of our 2006 annual meeting of stockholders. Following Mr. Fitt’s retirement, the directors remaining in office appointed Mr. Shoener to the Board on June 13, 2006, in the class of directors serving until the annual meeting of stockholders in 2008.

Non-Management Director Independence

The Guidelines require that a majority of the Board of Directors must be independent, as determined affirmatively by the Board in accordance with the listing standards of the NYSE, although our goal is to have two-

thirds of the members of the Board meet these requirements. We refer to directors who do not serve as executive officers of KCS or any of its subsidiaries as the “Non-Management Directors.” The Non-Management Directors constitute a majority of our Board of Directors. Our Board has affirmatively determined that Mr. Dunn and each Non-Management Director, other than Ambassador Jones, are independent in accordance with applicable NYSE listing standards (see “Insider Disclosures-Certain Relationships and Related Transactions”). In determining the independence of Mr. Dunn and each Non-Management Director, the Board of Directors applied categorical standards of independence contained in the Guidelines and applicable NYSE listing standards. These standards assist the Board in determining that a director or nominee has no material relationship with KCS, either directly or as a partner, shareholder or officer of an organization that has a relationship with KCS. Under the standards, to be considered independent, a member of the Board may not:

•	Have a material relationship with KCS (directly or as a partner, shareholder or officer of an organization that has such a relationship); provided, a material relationship shall not be inferred merely because (i) the director is a director, officer, shareholder, partner or principal of, or advisor to, another company that does business with KCS and the annual sales to, or purchases from, KCS are less than the greater of $1 million or 2% of the annual revenues of the other company, if the director does not receive any compensation as a direct result of such business with KCS, or (ii) the director is an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to that organization are less than the greater of $1 million or 2% of that organization’s consolidated gross revenues;

•	Be, or have been during the three years preceding the determination, an employee, or have an immediate family member who is, or was during the three years preceding the determination, an executive officer, of KCS;

•	Have received, or have an immediate family member who has received during any twelve-month period within the three years preceding the determination, more than $100,000 in direct compensation from KCS, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on future service);

•	Be, or have an immediate family member who is, a current partner of a firm that is our internal or external auditor; be a current employee of such a firm; have an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or have been, or have an immediate family member who was, within the three years preceding the determination (but is no longer) a partner or employee of such firm and personally worked on our audit within that time;

•	Be, or have been during the three years preceding the determination, or have an immediate family member who is, or was during the three years preceding the determination, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company’s compensation committee; or

•	Be a current employee, or have an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, KCS for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues for its last completed fiscal year.

Executive Sessions

Our Non-Management Directors meet regularly in executive session without management. Thomas A. McDonnell (the “Presiding Director”) serves as Presiding Director in such sessions.

Stockholder/Interested Person Communication with the Board

Any stockholder or interested person may communicate with the Non-Management Directors or the Presiding Director by sending such communication in writing to the office of the Corporate Secretary, Kansas City Southern, P.O. Box 219335, Kansas City, Missouri, 64121-9335, or by express carrier to the Corporate Secretary, Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105. In its capacity as the agent for the Non-Management

Directors and Presiding Director, the office of the Corporate Secretary may review, sort and summarize the communications and, in accordance with the directions provided by and procedures established by the Non-Management Directors, forward such communications to the Non-Management Directors and the Presiding Director, as appropriate. The Non-Management Directors or the Presiding Director shall review such communication with the Board, or the group addressed in the communication, for the purpose of determining an appropriate response and any appropriate action that should be taken. Any communications received may be shared with management on the instruction of the Non-Management Directors or the Presiding Director.

BOARD COMMITTEES

The Board of Directors has established an Executive Committee, an Audit Committee, a Finance Committee, a Compensation and Organization Committee (referred to in this Proxy Statement as the “Compensation Committee”), and a Nominating and Corporate Governance Committee (referred to in this Proxy Statement as the “Nominating Committee”). Committee members are elected at the Board’s annual meeting immediately following our annual meeting of stockholders. Mr. Allinson’s successors for the committees on which he serves will be elected at this meeting.

The following number of committee meetings were held during 2006:

Committee	In Person(1)	By Telephone(1)

Executive	0	5
Audit	7	0
Finance	1	2
Compensation	3	5
Nominating	3	1

(1)	Some directors attended in person certain meetings held by telephone and some directors attended by telephone certain meetings held in person, and were paid the appropriate fees for such attendance.

The Executive Committee

The Executive Committee consists of our Chairman and Chief Executive Officer, and two Non-Management Directors elected by the Board to serve one-year terms. The current members of the Executive Committee are Mr. McDonnell (Chairman), Mr. Allinson and Mr. Haverty. When the Board is not in session, the Executive Committee has all the powers of the Board in all cases in which specific directions have not been given by the Board.

The Audit Committee

The Audit Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve staggered three-year terms. The current members of the Audit Committee are Mr. Druten (Chairman), Mr. McDonnell and Ms. Pletz. The members of the Audit Committee are independent (as defined in the NYSE’s listing standards) and meet the additional independence standards in Rule 10A-3 of the Securities and Exchange Commission (“SEC”). In determining independence, the Board of Directors concluded that each member of the Audit Committee has no material relationship with KCS under the standards set forth in the Guidelines.

The Audit Committee’s duties and responsibilities include the following: (a) appoint and pre-approve the fees of our independent registered public accounting firm and pre-approve fees for other non-audit services provided by our independent registered public accounting firm; (b) monitor the integrity of our financial reporting process and systems of internal controls; (c) monitor the independence, qualifications and performance of our independent registered public accounting firm and internal audit department; (d) provide an avenue of communication among the independent registered public accounting firm, management, the internal audit department and the Board of Directors; (e) monitor compliance with legal and regulatory requirements; (f) review areas of potential significant financial risk to the Company; (g) prepare the report included in our annual meeting Proxy Statement; and (h) review with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements.

The Guidelines do not limit the number of public company audit committees on which the members of our Audit Committee may serve. However, for any director to simultaneously serve on our Audit Committee and the audit committees of more than three other public companies, the Board must affirmatively determine that such simultaneous service will not impair the director’s ability to effectively serve on our Audit Committee. The Board of Directors has affirmatively determined that Mr. McDonnell’s simultaneous service on more than three public company audit committees (including ours) will not impair his ability to effectively serve on our Audit Committee.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Board has determined that Robert J. Druten and Thomas A. McDonnell are “audit committee financial experts” as that term is defined in applicable securities regulations. The Board determined that Mr. Druten qualifies as an audit committee financial expert based upon his prior experience as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. and previously at Crown Media, Inc., as well as his prior experience as a certified public accountant with Arthur Young & Co. The Board of Directors determined that Mr. McDonnell qualifies as an audit committee financial expert based upon his experience as the Chief Executive Officer of DST, his accounting and financial education, his experience actively supervising others performing accounting or auditing functions, and his past and current memberships on audit committees of other public companies.

The Audit Committee’s report is provided below.

The Finance Committee

The Finance Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one year terms. The current members of the Finance Committee are Mr. Druten (Chairman), Mr. McDonnell and Ambassador Jones. The Finance Committee has the following duties and responsibilities: (a) review and approve financial transactions exceeding $25 million, but not exceeding $100 million, including, but not limited to, the filing of registration statements, issuance of debt or equity securities, and entrance into new credit facilities, leases and other forms of financing; (b) at the request of the Board, review and approve the terms and conditions of financial transactions exceeding $100 million for which the Board has given prior general approval; (c) review management’s financing plans and reports and make recommendations to the Board with respect to any matter affecting our financing plans and capital structure; and (d) review such other matters within the scope of its responsibilities as the Committee determines from time to time, and make such recommendations to the Board with respect thereto as the Committee deems appropriate. In addition to the foregoing, the Committee shall have such other powers and duties as may be delegated to it from time to time by the Board with respect to a particular financial transaction or type of financial transaction.

The Board of Directors has adopted a written charter for the Finance Committee, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Compensation Committee

The Compensation Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one year terms. The current members of the Compensation Committee are Mr. Allinson (Chairman), Ms. Pletz and Mr. Slater. Each member of the Compensation Committee is independent (as defined in the NYSE’s listing standards), is considered an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is considered a non-employee director under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee’s duties and responsibilities include the following: (a) review and approve guidelines for base, annual incentive and long-term compensation programs for management employees of KCS and, as prescribed by resolution of the Board, subsidiaries, consistent with the compensation philosophy of the

Compensation Committee; (b) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluate and review with our CEO his performance in light of those goals and objectives, and set our CEO’s compensation level based on that evaluation; (c) review and approve our CEO’s recommendations concerning the compensation of other senior management of KCS; (d) in consultation with our CEO, Chief Financial Officer (“CFO”), and personnel officers and, if deemed appropriate by the Chairperson of the Compensation Committee, an independent outside consultant, review and recommend to the Board the compensation of directors, including equity awards, fees and benefits; (e) establish and communicate to senior management the Board’s expectations concerning KCS stock ownership, with the goal of promoting long-term ownership of our stock and aligning the interests of senior management with our stockholders; (f) review and make recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans; (g) administer the compensation plans of KCS and certain subsidiaries for which the Compensation Committee has been granted administrative responsibility in accordance with the terms of those plans, including, as applicable, approving all stock option and restricted stock grants and pools, establishing performance goals and targets under incentive plans, and determining whether or not those goals have been attained (the Compensation Committee has the authority to delegate that responsibility in accordance with the terms of the applicable plan); (h) review succession planning for key officers of KCS and subsidiaries; (i) review and approve our compensation disclosures with the SEC and other regulatory filings, including the disclosure of executive compensation in our annual Proxy Statement; (j) retain and terminate any compensation consultant used to assist in evaluating the compensation of directors, our CEO or executive officers, including the sole authority to select the consultant and to approve its fees and other material engagement terms; (k) obtain advice and assistance from internal or external legal, accounting or other advisors as required for the performance of its duties; (1) monitor compliance with legal prohibitions on loans to directors and executive officers of KCS; (m) annually participate in a self-assessment of its performance and, in conjunction with the Nominating Committee, undertake an annual evaluation of the qualifications of the members of the Compensation Committee; (n) prepare the report included in our annual meeting Proxy Statement; and (o) perform such other duties and exercise such other powers as directed by resolution of the Board not inconsistent with the Compensation Committee charter or as required by applicable laws, rules, regulations and NYSE listing standards.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Compensation Committee’s report is provided below.

Compensation Committee Processes and Procedures

Executive Compensation Practices

The Compensation Committee follows the processes and procedures established in its charter with respect to the determination of executive compensation.

The Compensation Committee has sole authority to set the compensation of our CEO and other executive officers, and to recommend for Board approval the compensation provided to our Non-Management Directors. The Compensation Committee does not share this authority with, or delegate this authority to, any other person. The Compensation Committee recommends each component of Non-Management Director compensation to our Board. The Compensation Committee assists the Board in fulfilling its responsibility to maximize long-term stockholder value by ensuring that officers, directors and employees are compensated in accordance with our compensation philosophy, objectives and policies; competitive practice; and the requirements of applicable laws, rules and regulations.

In fulfilling its responsibilities, the Compensation Committee has direct access to our officers and employees and consults with our CEO, our CFO, our personnel officers and other members of senior management as the Chairperson of the Committee deems necessary.

The Compensation Committee reviews executive officer compensation on an annual basis. For each review, the Compensation Committee may consider, and decide the weight it will give to, the following factors:

•	competition in the market for executive employees;

•	executive compensation provided by peer group companies selected by the Compensation Committee;

•	executive officer performance;

•	our financial performance and compensation expenses;

•	the accounting impact of executive compensation decisions;

•	company and individual tax issues;

•	executive officer retention;

•	executive officer health and welfare;

•	executive officer retirement planning;

•	executive officer responsibilities; and

•	executive officer risk of termination without cause.

NYSE listing standards require the Compensation Committee, in determining the long-term incentive component of our CEO’s compensation, to consider:

•	company performance and relative stockholder return;

•	value of similar incentive awards to chief executive officers at comparable companies; and

•	awards given our CEO in past years.

The Compensation Committee may retain at the Company’s expense a compensation consultant to advise the Committee on executive compensation practices and trends. The Committee selects, engages and instructs the consultant. The Compensation Committee engaged Towers Perrin, an independent compensation consultant, to advise the Committee on its executive compensation policies and assist the Committee in making executive compensation decisions in 2006 and 2007. Towers Perrin was engaged directly by the Compensation Committee and reports to the Compensation Committee.

As part of its processes and procedures, the Compensation Committee used tally sheets in setting the compensation of our most highly compensated executive officers. The Committee also used benchmark analyses of compensation provided by a peer group of companies selected by the Compensation Committee with the assistance of Towers Perrin.

The Compensation Committee may request that management recommend compensation package components, discuss hiring and retention concerns and personnel requirements, and provide information with respect to such matters as executive, Company and business unit performance; market analysis; benefit plan terms and conditions; financial, accounting and tax considerations; legal requirements; and value of outstanding awards. The Compensation Committee may rely on our CEO and other executives for these purposes.

The Compensation Committee develops the criteria for evaluating the performance of our CEO and privately reviews his performance against these criteria on at least an annual basis. The CEO periodically discusses the performance of other executive officers with the Compensation Committee. The Committee may review human resources and business unit records. The Compensation Committee may discuss with the Audit Committee the executive officers’ compliance with our Code of Ethics.

Non-Management Director Compensation Practices

The Compensation Committee recommends each component of Non-Management Director compensation to the Board. The Committee seeks to recommend competitive compensation packages that include both short-term cash and long-term stock components. The Board of Directors does not delegate its authority for determining Non-Management Director compensation to any other person.

In recommending Non-Management Director compensation, the Compensation Committee may consider, and determine the weight it will give to, any combination of the following:

•	market competition for directors;

•	securities law and NYSE independence, expertise and qualification requirements;

•	director compensation provided by peer group companies selected by the Compensation Committee;

•	directors’ duties and responsibilities; and

•	director retention.

The Compensation Committee may retain at the Company’s expense a compensation consultant to advise the Committee on director compensation practices and trends. The Compensation Committee engaged Towers Perrin for this purpose in 2006 and 2007.

Compensation Committee Interlocks and Insider Participation

During 2006:

•	no member of the Compensation Committee was an officer or employee of KCS or was formerly an officer of KCS;

•	no member of the Compensation Committee had any material relationship with KCS other than service on the Board and Board committees and the receipt of compensation for that service, except as described below in “Insider Disclosures — Certain Relationships and Related Transactions”;

•	no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; and

•	no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, if the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of KCS.

The Nominating Committee

The Nominating Committee consists of three Non-Management Directors elected by the Board to serve staggered three year terms. The current members of the Nominating Committee are Mr. Slater (Chairman), Mr. Allinson and Ms. Pletz. The members of the Nominating Committee are independent (as defined in the NYSE’s listing standards). The Nominating Committee recommends to the Board of Directors suitable nominees for election to the Board or to fill newly created directorships or vacancies on the Board. The Nominating Committee’s duties and responsibilities include the following: (a) ensure that (i) the Board has the benefit of qualified and experienced directors who meet the requirements of applicable laws, rules and regulations and the criteria established in the Committee’s charter, (ii) the Company maintains appropriate corporate governance practices and procedures, and (iii) the performance of the Board, committees of the Board and management is periodically evaluated; (b) adopt and apply criteria for the selection of director nominees; (c) establish and publish on our website a policy concerning the treatment of shareholder-recommended nominees to the Board; (d) develop and implement a procedure to annually evaluate the performance of the Board and its committees and compliance with corporate governance procedures of KCS; (e) establish and maintain an orientation program for new directors and a continuing education program for all directors; (f) annually review and reassess the adequacy of the Nominating Committee’s charter and recommend any proposed changes to the Board for approval; (g) make recommendations to the Board with respect to the selection of Board committee members; and (h) perform any other activities consistent with its charter, our Bylaws and governing law as the Nominating Committee or the Board of Directors deems appropriate.

The Nominating Committee has the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors, and has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve such firm’s fees and other engagement terms.

The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Nominating Committee generally will consider director nominees recommended by stockholders. Nominees recommended by stockholders in compliance with our Bylaws will be evaluated on the same basis as other nominees considered by the Nominating Committee. Stockholders should see “Stockholder Proposals” below for information relating to the submission by stockholders of nominees and matters for consideration at a meeting of our stockholders.

INSIDER DISCLOSURES

Certain Relationships and Related Transactions

On September 29, 2000, we entered into an agreement with the law firm of Manatt, Phelps & Phillips, of which Ambassador Jones is Senior Counsel. The agreement expired on October 31, 2004, but has been extended on a month-to-month basis since that date. Under the agreement, Manatt, Phelps & Phillips, Manatt Jones Global Strategies, a wholly-owned subsidiary of Manatt, Phelps & Phillips, and/or Ambassador Jones have provided us with advice and assistance on issues and transactions in Mexico and other international venues. As compensation for these services, we have paid Manatt, Phelps & Phillips or Manatt Jones Global Strategies, as applicable, approximately $10,000 per month. Ambassador Jones receives a salary from his law firm for his services as Senior Counsel and serves as Co-Chairman and CEO of Manatt Jones Global Strategies. The fees paid by us did not exceed 5% of either firm’s gross revenues for its last full fiscal year.

On March 30, 2001, at our request, Mr. Allinson entered into an Agreement to Forego Compensation pursuant to which he agreed to forego all of the balance payable to him under his retirement plan account in the KCS Directors’ Retirement Plan. As part of that transaction, we made a loan in the amount of $523,662 (the amount of compensation foregone by Mr. Allinson) to The A. Edward Allinson Irrevocable Trust, Courtney Ann Arnot, A. Edward Allinson III and Bradford J. Allinson, Trustees (the “Allinson Trust”) with interest at the rate of 5.49% per annum, compounded semi-annually, and with the principal amount used by the Allinson Trust to pay the premium on a life insurance policy on the life of Mr. Allinson. The Allinson Trust is designated as beneficiary to receive the policy death benefit or any benefit paid at policy maturity. The entire principal sum of the note plus accrued interest thereon is due and payable within 90 days following the death of Mr. Allinson (or immediately due and payable upon the occurrence of certain specific events). Under the terms of the note, the Allinson Trust may elect to reset the interest rate in accordance with the Applicable Federal Rate established under Section 7872(f)(2)(A) of the Code in effect on the reset date. Only one reset of the interest rate is allowed. The loan was made prior to the enactment of the Sarbanes-Oxley Act of 2002 and no reset of the interest rate has occurred. The trustees and beneficiaries of the Allinson Trust are members of Mr. Allinson’s immediate family.

On March 30, 2001, at our request, Mr. Fitt entered into an Agreement to Forego Compensation pursuant to which he agreed to forego all of the balance payable to him under his retirement plan account in the KCS Directors’ Retirement Plan. As part of that transaction, we made a loan in the amount of $975,346 (the amount of compensation foregone by Mr. Fitt) to The Michael G. Fitt and Doreen E. Fitt Irrevocable Insurance Trust, Ann E. Skye, Colin M.D. Fitt and Ian D.G. Fitt, Trustees (the “Fitt Trust”), with interest at the rate of 5.49% per annum, compounded semi-annually, and with the principal amount used by the Fitt Trust to pay the premium on a life insurance policy on the lives of Mr. Fitt and his wife. The Fitt Trust is designated as beneficiary to receive the policy death benefit or any benefit paid at policy maturity. The entire principal sum of the note plus accrued interest thereon is due and payable within 90 days following the death of the last survivor of Mr. Fitt and his wife (or immediately due and payable upon the occurrence of any of certain specified events). Under the terms of the note, the Fitt Trust may elect to reset the interest rate in accordance with the Applicable Federal Rate established under Section 7872(f)(2)(A) of the Code in effect on the reset date. Only one reset of the interest rate is allowed. The loan was made prior to the passage of the Sarbanes-Oxley Act of 2002. The trustees and beneficiaries of the Fitt Trust are members of Mr. Fitt’s immediate family.

A 50% owned affiliate of a wholly-owned subsidiary of DST leases to KCSR the headquarters building occupied by KCS and KCSR, and leases to a subsidiary of KCSR a floor in another building. Thomas A. McDonnell is the President, Chief Executive Officer and a director of DST and Chairman of the Board of Directors of the DST subsidiary. Rent and expenses paid by KCSR under these leases aggregated approximately $3.5 million in 2006. DST’s indirect 50% interest in those lease payments amounted to less than 1% of DST’s consolidated gross revenues in 2006. The leases expire in 2019. The aggregate rentals payable under the leases from January 1, 2006 until the end of the lease terms total approximately $34.0 million. Mr. McDonnell does not receive any salary from the DST subsidiary or affiliate, owns no stock in either entity, owns less than 1% of the outstanding common stock of DST, and receives no direct financial benefit from these lease payments.

Related Person Transaction Policies and Procedures

The Board of Directors is empowered to review, approve and ratify any transactions between KCS and any of our officers or directors or their affiliates or immediate family members (referred to in this Proxy Statement as “Related Persons”). The Board reviews responses to annual director and officer questionnaires to determine whether any Related Person has, or has had, a direct or indirect material interest in any transaction with KCS or its subsidiaries, other than the receipt of ordinary director or officer compensation. For any such transaction, the Board may consider whether the Related Person serves on a committee of the Board and, if so, whether that service is appropriate in light of the committee’s charter, the Guidelines and NYSE listing standards. The Board may decide whether to ratify the transaction considering such matters as the significance of the transaction to us, the best interest of our stockholders, the materiality of the transaction to us and the Related Person, and whether the transaction is likely to affect the judgments made by the affected officer or director on behalf of the Company.

NON-MANAGEMENT DIRECTOR COMPENSATION

This section describes the compensation paid to our Non-Management Directors. Michael R. Haverty, our Chairman and CEO, and Arthur L. Shoener, our President and Chief Operating Officer, serve on our Board of Directors but are not paid any compensation for their service on the Board. Their compensation is described in the Summary Compensation Table.

Director Fees

The following fees are paid to our Non-Management Directors:

Annual Retainers for Board and Committee Membership

Type	Amount

Annual Board retainer	$10,000
Presiding Director retainer	$15,000
Audit Committee Chair	$10,000
Compensation Committee Chair	$7,000
Executive Committee Chair	$7,000
Finance Committee Chair	$7,000
Nominating Committee Chair	$7,000
Audit Committee Membership	$5,000

Fees per Meeting Attended

Type	Amount

Board (in person)	$4,000
Board (by telephone)	$3,000
Committee (in person)	$2,000
Committee (by telephone)	$1,500

We also reimburse directors for their expenses in attending Board and committee meetings.

Restricted Stock Awards

Each Non-Management Director is awarded 5,000 shares of restricted Common Stock each year immediately following the annual meeting of stockholders. Newly appointed Non-Management Directors are awarded 10,000 shares of restricted Common Stock upon their appointment to the Board. The Non-Management Directors may also be granted awards of restricted Common Stock and performance shares under our 1991 Amended and Restated Stock Option and Performance Award Plan (the “1991 Plan”), as determined by the Compensation Committee. Restricted shares awarded to Non-Management Directors vest upon the earlier of (a) one year from the date of grant or (b) the day prior to the next annual meeting of stockholders. The restricted shares are forfeited if there is a termination of affiliation for any reason other than death, disability or change of control. The restricted shares vest upon termination due to death, disability or change of control.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for Non-Management Directors. These guidelines provide that each Non-Management Director is required to beneficially own at least 20,000 shares of our Common Stock within five years from the later of May 4, 2005 or the date on which the Non-Management Director first joined the Board. Restricted stock granted to a Non-Management Director will count toward this requirement.

Directors’ Deferred Fee Plan

Non-Management Directors are permitted to defer receipt of directors’ fees under an unfunded Directors’ Deferred Fee Plan (which we refer to as the “Deferred Fee Plan”) adopted by the Board of Directors. Earnings for time periods prior to June 1, 2002 accrue interest on deferred fees from the date the fees are credited to the director’s account, and on the earnings on deferred fees from the date the earnings are credited to the account. The rate of earnings is determined annually and is one percentage point less than the prime rate in effect at Chemical Bank on the last day of the calendar year. A director may request that the rate of earnings be determined pursuant to a formula based on the performance of certain mutual funds advised by Janus Capital Management LLC; however, the plan administrator is not obligated to follow such request and may at its sole discretion continue to determine earnings by reference to the prime rate of Chemical Bank. Earnings on the amount credited to a director’s account as of May 31, 2002, earnings on deferred fees and earnings credited to the director’s account on and after June 1, 2002, are determined by the hypothetical “investment” of deferred fees based on the director’s election among investment options designated by us from time to time for the Deferred Fee Plan. An underlying investment rate determined from time to time by the Board (currently the rate on U.S. Treasury securities with a maturity of 10 years plus one percentage point, adjusted annually on July 1) is used to credit with interest any part of a director’s account for which a mutual fund has not been designated as the hypothetical “investment.” A director’s account value will be paid after the director ceases to be a director of KCS. Amounts deferred prior to January 1, 2005, including related earnings, will be distributed either in annual installments over a 10-year period or in a lump sum, whichever the Board decides in its sole discretion. Amounts deferred after December 31, 2004, including related earnings, will be paid either in installments or a lump sum, as elected by the director. Distributions under the plan are allowed prior to cessation as a director in certain instances as approved by the Board. The Board may designate a plan administrator, but in the absence of such designation, the Secretary of KCS will administer the plan.

The following table shows the balance in each Non-Management Director’s account in the Deferred Fee Plan as of December 31, 2006.

Deferred Fee
Plan Account Balance
Name	as of 12/31/06

A. Edward Allinson	$1,186,063
Robert J. Druten	$—
Michael G. Fitt(1)	$—
James R. Jones	$46,332
Thomas A. McDonnell	$—
Karen L. Pletz	$—
Rodney E. Slater	$—

(1)	Mr. Fitt retired from the Board on the date of our 2006 annual meeting of stockholders.

2006 Compensation

The following table shows the compensation paid to our Non-Management Directors in 2006.

DIRECTOR COMPENSATION

					Change in
					Pension
					Value &
	Fees				Nonqualified
	Earned				Deferred
	or Paid		Stock		Compensation	All Other
	in Cash		Awards	Option Awards	Earnings	Compensation	Total
Name	($)		($) (1)	($) (2)	($) (3)	($) (4)	($)

A. Edward Allinson	$62,333	(5)	$123,317	$0	$391	$30,125	$216,166
Robert J. Druten	$71,333		$123,317	$0	$0	$15,625	$210,275
Michael G. Fitt(6)	$20,333		$31,883	$0	$72	$1,186,453	$1,238,741
James R. Jones	$34,000	(7)	$123,317	$0	$0	$125	$157,442
Thomas A. McDonnell	$92,500		$123,317	$0	$0	$30,125	$245,942
Karen L. Pletz	$55,167		$123,317	$0	$0	$125	$178,609
Rodney E. Slater	$52,500		$123,317	$0	$0	$125	$175,942

(1)	This column represents the dollar amount recognized for financial reporting purposes with respect to the 2006 fiscal year for the fair value of restricted shares granted in 2006 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fair value is calculated using the average trading price of our Common Stock on the date of grant. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named directors. The restricted shares were awarded under our 1991 Plan. Each Non-Management Director, excluding Mr. Fitt who retired, received a grant of 5,000 restricted shares of Common Stock on the date of the 2006 annual meeting of stockholders. As of December 31, 2006, each Non-Management Director held the number of unvested restricted shares of Common Stock listed in the table below:

	Number of Unvested
	Restricted Shares	Fair Value at Grant
Name	at 12/31/06	Date (5/4/06)

A. Edward Allinson	5,000	$137,150
Robert J. Druten	5,000	$137,150
Michael G. Fitt (retired in 2006)	0	$0
James R. Jones	5,000	$137,150
Thomas A. McDonnell	5,000	$137,150
Karen L. Pletz	5,000	$137,150
Rodney E. Slater	5,000	$137,150

(2)	No options were granted to any Non-Management Director in or for 2006. Non-Management Directors have unexercised stock options granted prior to January 2006 when Non-Management Director compensation included stock options as opposed to restricted stock grants. As of December 31, 2006, each Non-Management Director held the options listed in the table below:

	Number of	Number of
	Exercisable Options	Unexercisable
Name	at 12/31/06	Options at 12/31/06

A. Edward Allinson	79,000	0
Robert J. Druten	20,000	0
Michael G. Fitt (retired in 2006)	0	0
James R. Jones	82,000	0
Thomas A. McDonnell	40,000	0
Karen L. Pletz	30,000	0
Rodney E. Slater	0	0

(3)	Consists of the portion of earnings during 2006 on the Directors’ Deferred Fee Plan accounts of Messrs. Allinson and Fitt that were above market or preferential, as defined in SEC rules. Messrs. Allinson and Fitt were the only Non-Management Directors whose 2006 earnings in the Directors’ Deferred Fee Plan were computed by reference to the rate on U.S. Treasury securities. The 2006 earnings of the other Non-Management Directors in the Directors’ Deferred Fee Plan were computed by the hypothetical “investment” in a series of mutual funds.

(4)	All Other Compensation for the Non-Management Directors consists of:

	Group Term
	Life	AD&D	Charitable Matching
Name	Premiums	Premiums	Gifts(a)	Other		Total

Allinson	$108	$17	$30,000			$30,125
Druten	$108	$17	$15,500			$15,625
Fitt	$45	$7	$0	$1,186,401	(b)	$1,186,453
Jones	$108	$17	$0			$125
McDonnell	$108	$17	$30,000			$30,125
Pletz	$108	$17	$0			$125
Slater	$108	$17	$0			$125

(a)	We provide a two-for-one Company match of eligible charitable contributions made by our Non-Management Directors. The maximum amount of contributions we will match in any calendar year for any director is $15,000. Of this $15,000 maximum, only half may be contributed to one organization.

(b)	Lump sum payment of Mr. Fitt’s deferred fee plan account upon his retirement from the Board.

(5)	All of Mr. Allinson’s fees were deferred under the Directors’ Deferred Fee Plan.

(6)	Mr. Fitt retired from the Board on the date of the 2006 annual meeting of stockholders.

(7)	Does not include consulting fees paid to Manatt, Phelps & Phillips and/or Manatt Jones Global Strategies, as described in “Insider Disclosures — Certain Relationships and Related Transactions.”

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee’s written charter duly adopted by the Board of Directors, we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. Our responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

We discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. We met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the registered public accounting firm its independence from management.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

The Audit Committee

Robert J. Druten, Chairperson
Thomas A. McDonnell
Karen L. Pletz

This Audit Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Engagement

KPMG LLP (“KPMG”) served as our independent registered public accounting firm for the year ended December 31, 2006. KPMG performed professional services in connection with the audit of our consolidated financial statements and the review of reports we filed with the SEC under the Exchange Act, registration statements we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and private offering documents. KPMG also reviewed management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006 and issued an attestation report on that review.

Independent Registered Public Accounting Firm Fees

The following table lists the aggregate fees billed to us by KPMG for the fiscal years ended December 31, 2005 and 2006:

	2005		2006

Audit Fees	$3,047,092	*	$4,345,000	*
Audit Related Fees(b)	$267,963	*	$675,800
Tax Fees(a)	$3,335		$1,352
All Other Fees(a)	$0		$0

*	Audit fees and audit related fees in 2005 include $250,182 in additional fees paid subsequent to the date of the proxy statement for the 2006 annual meeting of stockholders. Audit fees in 2006 include approximately $13,750 of estimated fees because final terms and fees for certain audit services have not been finalized.

(a)	The Audit Committee has considered whether the provision of these services is compatible with maintaining KPMG’s independence.

(b)	Includes fees for review of private offering documents and SEC filings.

Pre-Approved Policy

The Audit Committee must pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements.

The Audit Committee’s pre-approval policies and procedures, as described in its charter, provide that the Audit Committee will approve all fees for audit and non-audit services prior to engagement. Fees that are reasonably expected to fall below $100,000 may be approved by the Chairperson of the Audit Committee. Fees that are reasonably expected to equal or exceed $100,000 must be approved by the Audit Committee.

The Audit Committee pre-approved all services provided by KPMG for 2006.

Selection of KPMG as our Independent Registered Public Accounting Firm for 2007

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2007 consolidated financial statements.

On July 26, 2005, KCSM and Grupo KCSM dismissed PricewaterhouseCoopers (“PwC”) as principal accountant to audit their financial statements. On the same date, KCSM and Grupo KCSM engaged KPMG Cárdenas Dosal, S.C. as the principal accountant to audit the financial statements of KCSM and Grupo KCSM. PwC has continued and will continue to perform services on behalf of KCSM and Grupo KCSM, but such services will not involve auditing financial statements covering periods subsequent to December 31, 2004.

PwC’s report on the financial statements of each of KCSM and Grupo KCSM for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Each of the audit committee of KCSM and the board of directors of Grupo KCSM approved the change in principal accountant to audit the respective financial statements of KCSM and Grupo KCSM.

During the two fiscal years ended December 31, 2004, there were no disagreements between PwC and either of KCSM or Grupo KCSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of PwC, would have caused it to make a reference to the subject matter of any such disagreement in this proxy statement. No reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the fiscal year ended December 31, 2004 for KCSM or Grupo KCSM.

PROPOSAL 2 — RATIFICATION OF THE AUDIT COMMITTEE’S
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2007 consolidated financial statements and provide an attestation report on management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2007. KPMG served as our independent registered public accounting firm in 2006. No relationship exists between KCS and KPMG other than that of client and independent registered public accounting firm. We are seeking our stockholders’ ratification of the Audit Committee’s selection of our independent registered public accounting firm even though we are not legally required to do so. If our stockholders ratify the Audit Committee’s selection, the Audit Committee nonetheless may, in its discretion, retain another independent registered public accounting firm at any time during the year if the Audit Committee feels that such change would be in the best interest of KCS and its stockholders. Alternatively, if this proposal is not approved by stockholders, the Audit Committee may re-evaluate its decision. One or more representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity, if desired, to make a statement and are expected to be available to respond to appropriate questions from stockholders. As explained above in “How do we decide whether our stockholders have approved the proposals?” approval of this proposal requires the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting that are entitled to vote on the proposal, assuming a quorum is present.

YOUR BOARD RECOMMENDS THAT YOU VOTE
“FOR”
RATIFICATION OF THE AUDIT COMMITTEE’S
SELECTION OF KPMG LLP

COMPENSATION COMMITTEE REPORT

The Compensation Committee has received and discussed with management the disclosures contained in “Compensation Discussion and Analysis” in this Proxy Statement. Based on that review and analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

The Compensation Committee

A. Edward Allinson, Chairperson
Karen L. Pletz
Rodney E. Slater

This Compensation Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. The Compensation Committee is comprised solely of Non-Management Directors, all of whom meet the independence requirements of the NYSE.

For assistance in fulfilling its responsibilities, the Compensation Committee retained Towers Perrin, an independent consulting firm. Towers Perrin is engaged by and reports to the Compensation Committee. Towers Perrin’s primary role is to work with the Compensation Committee and management to develop recommendations related to various aspects of executive rewards.

The creation of stockholder value is the most important responsibility of our Board of Directors and executive officers. With our acquisition of the controlling interest in KCSM on April 1, 2005, we now own and operate a coordinated end-to-end railway linking vital commercial and industrial centers in the United States and Mexico. We believe we are well-positioned to operate a rapidly growing, highly profitable, long-haul, cross-border railway network. To achieve this goal, our executives will be required to execute consistently, efficiently, and well. Our Compensation Committee believes our compensation practices and programs are appropriately designed to incent our executives to meet this goal and to hold them accountable for our performance, with the ultimate objective of promoting long-term stockholder value and the strength and leadership position of our Company.

Philosophy

The Compensation Committee has adopted an executive compensation philosophy consisting of the following elements:

Market competitive positioning

•	Base salary — On average, we seek to pay executives a base salary that is at about the market median, subject to incumbent-specific and internal equity/value considerations.

•	Target incentive award opportunities — Due to the impact of our acquisition of KCSM in 2005 on our consolidated revenues and income, we have been transitioning our executives’ target annual and long-term incentive award opportunities in an effort to approximate market median practices by 2007.

Role of incentive compensation

•	Annual Incentives — The purpose of our annual incentive awards is to motivate and reward the achievement of predetermined Company, business unit (i.e., KCSR and/or KCSM) and/or individual performance goals, as appropriate, given the executive’s scope of responsibility.

•	Long-Term Incentives — Our long-term incentives are designed to encourage executive retention, align the interests of our executives with those of our stockholders, facilitate executive stock ownership and reward the achievement of long-term financial goals.

Primary comparative market
We periodically perform benchmarking analyses of our executives’ base salaries, annual incentive compensation, and long-term incentive compensation. In connection with these analyses, we have defined our primary competitive market as transportation and mature, capital-intensive companies with annual revenues of less than $3 billion that participate in Towers Perrin’s Executive Compensation Database. Most recently, this group was comprised of the following companies:

• A.T. Cross	• Graco	• NorthWestern Energy
• American Greetings	• Great Plains Energy	• Omnova Solutions
• Barnes Group	• Harsco	• Oshkosh Truck
• Brady	• Hasbro	• Pinnacle West Capital
• Burlington Northern Santa Fe	• Hayes Lemmerz	• Rockwell Collins
• Coachmen Industries	• Herman Miller	• Russell Corporation
• Comair	• Hexcel	• Snap-on
• Cooper Tire & Rubber	• HNI	• Steelcase
• CSX	• Huffy	• Sybron Dental Specialties
• Donaldson	• IDACORP	• Tennant
• Duquesne Light Holdings	• Jarden Corporation	• Thomas & Betts
• Dura Automotive Systems	• JLG Industries	• Toro
• EDO	• Kennametal	• Tupperware
• El Paso Electric	• Martin Marietta Materials	• Union Pacific
• ElkCorp	• Milacron	• UniSource Energy
• ESCO Technologies	• Mine Safety Appliances	• United Airlines
• Fleetwood Enterprises	• Modine Manufacturing	• United Parcel Service
• Flowserve	• Monaco Coach	• Vulcan Materials
• Glatfelter	• Norfolk Southern	• Winnebago Industries

The Compensation Committee believes our executive compensation philosophy will achieve the following objectives:

•	Facilitate the attraction and retention of highly-qualified executives;

•	Motivate our executives to achieve our operating and strategic goals;

•	Align our executives’ interests with those of our stockholders by rewarding the creation of stockholder value; and

•	Deliver executive compensation in a responsible and cost-effective manner.

Elements Of Compensation

The primary elements of our 2006 executive officer compensation package are described below.

Compensation Element	Purpose	Characteristic

Base Salary	To provide a fixed element of pay for an individual’s primary duties and responsibilities	Base salaries are reviewed annually and are set based on individual performance, competitiveness versus the external market, and internal equity considerations

Annual Incentive	To encourage and reward the achievement of specified financial goals and, for some executives, individual goals	Performance-based cash award opportunity; amount earned is based on actual results relative to goals. Target incentive award payouts are set at approximately the market 50th percentile

Restricted Stock	To align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership, and to provide an incentive for retention	Service-based long-term incentive opportunity; award value depends on stock price

Stock Options	To facilitate the attraction and stockholder alignment of new hires	Performance based long-term incentive opportunity; amounts realized are dependent upon share price appreciation

Perquisites	To provide, on a conservative basis, perquisites typically provided at companies against which KCS competes for executive talent	Country club initiation fees, but not membership dues, are paid by KCS, an annual physical exam is provided through KCS’s medical plan, and other limited perquisites as described below

Benefits	To provide for basic life and disability insurance, medical coverage, and retirement income	KCS matches employee 401(k) contributions (100% match up to 5% of salary up to the statutory limit) and also pays premiums for medical, disability, AD&D, and group life insurance. Additionally, KCS provides all employees with the opportunity to purchase KCS Common Stock at a discount.
For executives, KCS has an “Executive Plan” that provides a benefit equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan.

Detail regarding these elements, as well as other components and considerations of our executive compensation strategy, are described below.

Compensation Determination and Implementation

Pay packages for the top executives are recommended by our CEO to the Compensation Committee early each year. The CEO and the Compensation Committee consider competitive market data on salaries, target annual incentives and long-term incentives, as well as internal equity and each executive’s individual responsibility, experience, and overall performance. The Compensation Committee does not give any specific weighting to any of these factors. The Compensation Committee reserves the right to materially change compensation for situations such as a material change in an executive’s responsibilities. The amount of compensation realized or potentially realizable by our executives does not directly impact the level at which future pay opportunities are set or the programs in which they participate.

The targeted total direct compensation levels for our executives are, generally, somewhat below the median of observed market practices as determined by compensation surveys. The Compensation Committee’s intent is to transition, on average, to market median levels for total direct compensation by 2007.

Each year, management provides recommended base salary adjustments and equity award grants for the Named Executive Officers to the Compensation Committee. The grant date for all equity awards is the date on which the Compensation Committee approves the grant or the date on which the grant is ratified by the Board of Directors.

Special one-time equity awards, generally in the form of stock options and/or restricted stock, are granted to newly-hired executives and executives receiving promotions. The grant date for these awards is the later of the Compensation Committee approval date or the new hire’s start date or executive’s promotion date, as applicable. The number of options granted to newly-hired or promoted executives are recommended by management and set by the Compensation Committee.

We do not time stock option grants or other equity awards to our executives with the release of material non-public information.

Base Salary

Named Executive Officers are paid a base salary to provide a basic level of regular income for services rendered during the year. The Compensation Committee determines the level of base salaries for the Named Executive Officers and other senior executives for whom the Compensation Committee has responsibility. The Compensation Committee generally targets the 50th percentile of the primary comparative market in setting base salary levels. Actual executive salaries vary from this targeted positioning based on individual contribution and performance, level of responsibility, experience, our performance, and internal equity considerations. The Compensation Committee does not give specific weightings to any of these factors.

Annual Incentive Awards

The Compensation Committee utilized an annual cash incentive program (the “AIP”) for 2006 with bonus amounts based on Company-wide and/or business unit financial performance goals and, in some cases, individual performance goals. The Company and business unit financial goals were operating income (70% weight) and cash flow (30% weight). In order for any awards to be earned under the AIP (for either financial or individual performance), our operating income and cash flow must at least equal the specified threshold performance goals. The Compensation Committee has the discretion to modify the award amounts based on any criteria it determines, including, but not limited to, factors tied to the success of the Company or any of its business units.

The table below shows the threshold, target and maximum goals for the Named Executive Officers for 2006.

	Operating Income	Consolidated
	(After G&A)	Cash Flow

Threshold	$250 million	$10 million
Target	$295 million	$50 million
Maximum	$340 million	$90 million

For the year ended December 31, 2006, our operating income (after general and administrative expenses) was approximately $304 million, and our consolidated cash flow was approximately $58 million.

Awards made to Named Executive Officers under the AIP for performance in 2006 are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

If our financial results are restated after the payment of incentive awards to executives, the Compensation Committee will review any repayment actions to be taken on a case-by-case basis.

Each year, the Compensation Committee will determine whether an annual cash incentive program will be adopted for that year and will establish participation, award opportunities and corresponding performance measures and goals.

Long-Term Incentives

1991 Amended and Restated Stock Option and Performance Award Plan (the “1991 Plan”).  The purpose of the 1991 Plan is to allow employees, directors and consultants of KCS and its subsidiaries to acquire or increase equity ownership in the Company. The 1991 Plan provides for the award of stock options (including incentive stock options), restricted shares, bonus shares, stock appreciation rights (“SARs”), limited stock appreciation rights (“LSARs”), performance units and/or performance shares to officers, directors and employees. Awards under the 1991 Plan are made in the discretion of the Compensation Committee, which is empowered to determine the terms and conditions of each award. Specific awards may be granted singly or in combination with other awards. The stock options and restricted share awards described in the Director Compensation Table and Summary Compensation Table were awarded under the 1991 Plan.

Long-Term Incentive Grants.  The Compensation Committee’s strategy is to emphasize stock-based incentives as a portion of our executives’ total compensation package. Prior to 2005, long-term incentive award opportunities were delivered primarily through stock options. In 2005, based upon the Compensation Committee’s consideration of the unique challenges resulting from our acquisition of KCSM, we began providing long-term incentive opportunities to executives primarily through restricted stock grants. For 2006, the total number of shares of restricted stock granted was based on consideration of each individual’s targeted total direct compensation (salary, target annual incentive and long-term incentive award opportunities). The restricted stock “cliff” vests after five years, providing what we believe is a strong retention incentive to our executive team and facilitating a long-term stock ownership commitment.

The Compensation Committee awarded stock options to Messrs. Ottensmeyer and Avramovich as new hire grants in 2006.

The Compensation Committee intends to periodically review the grant strategy to ensure that the long-term incentive awards granted balance the objectives of increasing stockholder value, motivating and retaining key executives and facilitating stock ownership in a cost effective manner. The Committee adopted a new long-term incentive program in 2007 (see “2007-2009 Executive Long-Term Incentive Program” below).

Perquisites

Minimal perquisites are provided to the Named Executive Officers. Specifically, we pay country club initiation fees (with monthly dues paid by the executive) and provide an annual physical exam through our medical plan. In addition, all employees are given the opportunity to use our stadium suites to the extent the suites are not being used for business purposes. Also, spouses of our executives may at times travel with the executives on chartered or commercial flights to the extent the spouse’s presence is requested for a business event. Executives may also use the services of their administrative assistants for limited personal matters. Our charitable matching gift program may also be considered a perquisite. The Compensation Committee does not plan to materially increase the perquisites currently provided.

Benefits

KCS 401(k) and Profit Sharing Plan (the “401(k) Plan”).  Our 401(k) Plan is a qualified defined contribution plan. Eligible employees may elect to make pre-tax deferral contributions, called 401(k) contributions, to the 401(k) Plan of up to 75% of Compensation (as defined in the 401(k) Plan) (10% maximum deferred percentage for such contributions with respect to Compensation paid prior to July 1, 2002, unless the employee elects catch-up contributions in accordance with the 401(k) Plan) subject to certain limits under the Code. We will make matching contributions to the 401(k) Plan equal to 100% of a participant’s 401(k) contributions and up to a maximum of 5% of a participant’s Compensation. Our matching contributions for the 401(k) Plan vest over five years as follows:

•	0% for less than two years of service;

•	20% upon two years of service;

•	40% upon three years of service;

•	60% upon four years of service;

•	100% upon five years of service.

We may, in our discretion, make special contributions on behalf of participants to satisfy certain nondiscrimination requirements imposed by the Code. These contributions are 100% vested when made.

We may also make, in our discretion, annual profit sharing contributions to the 401(k) Plan in an amount not to exceed the maximum allowable deduction for federal income tax purposes and certain limits under the Code. Only employees who have met certain standards as to hours of service are eligible to receive profit sharing contributions. No minimum contribution is required. Each eligible participant, subject to maximum allocation limitations under the Code, is allocated the same percentage of the total contribution as the participant’s Compensation bears to the total Compensation of all participants. Profit sharing contributions are 100% vested when made.

Participants may direct the investment of their accounts in the 401(k) Plan by selecting from one or more of the diversified investment funds available under the 401(k) Plan, including a fund consisting of our Common Stock.

Employee Stock Ownership Plan (“ESOP”).  The ESOP is designed to be a qualified employee stock ownership plan under the Code for purposes of investing in shares of our Common Stock and, as of January 1, 2001, a qualified stock bonus plan with respect to the remainder of the ESOP not invested in our Common Stock. In connection with the spin-off of Stillwell Financial in July 2002 (the “Stillwell Spin-off”), holders of KCS Common Stock (including employees owning KCS shares through the ESOP) were issued two shares of common stock of Stillwell Financial for each share of KCS Common Stock held. On December 31, 2002, Janus Capital Corporation merged into Stillwell, and effective January 1, 2003, Stillwell was renamed Janus Capital Group, Inc. and the Stillwell common stock became Janus Capital Group Inc. common stock (we refer to the Janus Capital Group Inc. common stock as “Janus shares”). With respect to the Janus shares held in a participant’s ESOP account, the participant may: (a) keep the Janus shares in the account, (b) dispose of the Janus shares and reinvest the proceeds in one or more of the diversified investment funds available under the ESOP, (c) dispose of the Janus shares and reinvest the proceeds in our Common Stock, or (d) select any combination of the foregoing. Allocations of shares of our Common Stock, if any, to participant accounts in the ESOP for any plan year are based upon each participant’s proportionate share of the total eligible compensation paid during the plan year to all participants in the ESOP, subject to Code-prescribed maximum allocation limitations. Forfeitures are similarly allocated. For this purpose, compensation includes only compensation received during the period the individual was actually a participant in the ESOP. As of the date of this Proxy Statement, all shares held by the ESOP have been allocated to participants’ accounts.

Executive Plan.  Our Executive Plan provides a benefit equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement (ranging from 145% to 175%) over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. Payments are generally made annually under this plan and executives may elect to receive such payments in cash or restricted stock with 5-year graded vesting.

Other Benefits.  We also pay premiums for medical, disability, AD&D and group life insurance for our employees. Additionally, we provide employees with the opportunity to purchase KCS Common Stock at a discount. These benefits are provided to all employees in the United States.

Pay Mix

The percentage of a Named Executive Officer’s total compensation that is comprised by each of the compensation elements is not specifically determined, but instead is a result of the targeted competitive positioning for each element (i.e., market median for base salaries, annual incentives, and long-term incentives and below market median for perquisites and benefits). Typically, long-term incentives comprise a significant portion of a Named Executive Officer’s total compensation. This is consistent with the Compensation Committee’s desire to reward long-term performance in a way that is aligned with stockholders’ interests.

Executive Stock Ownership Guidelines

In 2006, we implemented stock ownership guidelines for approximately forty executives, including our Named Executive Officers. A fixed share approach is used, with the number of shares based on the salary multiples shown in the table below and a specified “constant” share price used for the divisor.

Multiple of
Salary

CEO	5
COO	4
EVPs	3
SVPs and VPs	1

The Compensation Committee will periodically review the continued appropriateness of the fixed share ownership guidelines.

Executives are given five years, commencing on the later of the date the guidelines were implemented or their start date, to meet the required share holdings. If an executive fails to timely comply with the ownership guidelines, then not less than 50% of any future annual incentives will be paid in restricted shares until compliance is achieved.

Shares that count in determining compliance with the stock ownership guidelines are shares beneficially owned by the executive, shares held by the executive in any KCS benefit plan, restricted shares at the time of grant, performance shares when earned (even if not yet vested), and shares issued on exercise of stock options.

Change in Control Benefits

Purpose.  Various compensation arrangements provide for award and account vesting and separation pay upon a change in control (see the discussion of change in control triggers below) or the occurrence of certain events after a change in control. These arrangements are designed to:

•	preserve our ability to compete for executive talent;

•	provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination or demotion after the change in control; and

•	encourage an acquirer to evaluate whether to retain our executives by making it more expensive to dismiss our executives rather than its own.

Summary of Benefits.  In the event of a termination without “cause” or a resignation for “good reason” (as defined below) within a three year period after a change in control, Named Executive Officers receive the following benefits:

Cash Severance (paid in a lump sum)	• Haverty: Salary x 3 x 1.6767
• Ottensmeyer, Shoener, Avramovich: Salary x 3 x 1.75
• Zuza: Salary x 2 x 1.60

Unvested Equity Awards	• Become immediately vested

Health and Welfare Benefits
• Haverty, Shoener, Zuza and Avramovich: Medical, prescription and dental continue for 3 years at the cost of the Company. Each executive may continue (i) medical, prescription and dental coverage until age 60 and (ii) medical and prescription coverage following the attainment of age 60, each at the cost of the executive, which cost may be no more than the cost of such benefits to active or retired peer executives at the Company immediately prior to the change in control.

• Ottensmeyer: Medical and dental continue for 3 years at the cost of the Company.

Excise-Tax Protection and Tax Gross-Up
• Haverty, Shoener, Zuza and Avramovich are eligible to receive payment for excise taxes incurred as a result of any excess parachute payments, as well as a tax gross-up for income taxes payable as a result of the excise tax reimbursement

• Ottensmeyer is not, and any Named Executive Officer hired in the future will not be, eligible to receive payment for excise taxes incurred as a result of any excess parachute payments or any tax gross-up as described above

Definition of “cause” and “good reason.”  Our Named Executive Officers’ employment agreements generally define “cause” in the context of a termination prior to a change in control to include:

•	breach of the agreement by the executive;

•	dishonesty involving the Company;

•	gross negligence or willful misconduct in the performance of his duties;

•	failure to substantially perform his duties and responsibilities, including willful failure to follow reasonable instructions of the Board, President or other officer to whom he reports;

•	breach of an express employment policy;

•	fraud or criminal activity;

•	embezzlement or misappropriation; or

•	breach of fiduciary duty to the Company.

The employment agreements generally define “cause” in the context of a termination after a change in control to mean commission of a felony or a willful breach of duty, but excluding:

•	bad judgment or negligence;

•	an act or omission believed by the executive in good faith to be in or not opposed to the interest of the Company, without intent to gain a profit to which he is not entitled;

•	an act or omission with respect to which a determination could be made by the Board that the executive met the standard of conduct entitling him to indemnification by the Company; or

•	an act or omission occurring more than 12 months after the date on which any member of the Board knew or should have known about it.

The employment agreements generally define “good reason” in the context of a resignation by the executive after a change in control to include:

•	assignment to the executive of duties inconsistent with his position, authority or duties that result in a diminution or other material adverse change in his position, authority or duties;

•	a failure by the Company to comply with the change in control provisions in the agreement;

•	requiring the executive to be based more than 40 miles away from the location where he was previously employed;

•	any other material adverse change in the executive’s terms and conditions of employment; or

•	any purported termination of the executive for reasons other than as permitted in the agreement.

Triggering Events.  Our Named Executive Officers’ employment agreements generally provide that the following events (which we refer to as “triggering events”) constitute a “change in control”:

•	for any reason at any time less than 75% of the members of our Board shall be incumbent directors, as defined in the agreement; or

•	any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than us shall have become after September 18, 1997, according to a public announcement or filing, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of KCS or KCSR representing 30% (or, with respect to certain payments to be made to the Named Executive Officer under his or her employment agreement, 40%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of our or KCSR’s then outstanding voting securities; or

•	the stockholders of KCS or KCSR shall have approved a merger, consolidation or dissolution of KCS or KCSR or a sale, lease, exchange or disposition of all or substantially all of our or KCSR’s assets, if persons who were the beneficial owners of the combined voting power of our or KCSR’s voting securities immediately before any such merger, consolidation, dissolution, sale, lease, exchange or disposition do not immediately thereafter beneficially own, directly or indirectly, in substantially the same proportions, more than 60% of the combined voting power of any corporation or other entity resulting from any such transaction.

Severance benefits (other than accelerated vesting of awards under the 1991 Plan) do not become due upon a mere change in control. Requiring that a termination without cause or a resignation for good reason occur within a three year period after a change in control before certain compensation and benefits are available is called a “double trigger.” We believe a double trigger is in the best interest of our stockholders because it:

•	prevents a long-term grant from becoming a short-term windfall to executives upon a mere change in control;

•	encourages executives to help transition through a change in control; and

•	protects executives from termination without cause or an adverse change in position following a change in control.

Severance Compensation

Each Named Executive Officer’s employment agreement provides that in the event of termination without cause for any reason other than a change in control, death, disability or retirement, such Named Executive Officer will receive one year of salary at the rate in effect immediately prior to his or her termination. Additionally, Mr. Haverty receives reimbursement of health and life insurance costs for fifteen months and Messrs. Shoener, Ottensmeyer, Zuza and Avramovich receive reimbursement of health and life insurance costs for twelve months. Executives must waive any claims against us in return for receiving these severance benefits.

On May 12, 2006, our former Chief Financial Officer, Ronald G. Russ, ceased employment with KCS. Mr. Russ’s severance payments are disclosed in the Summary Compensation Table.

Other compensatory plans that provide benefits on retirement or termination

Described below are the portions of our compensation plans in which the accounts of Named Executive Officers become vested as a result of (a) their retirement, death, disability or termination of employment, (b) a change in control of us, or (c) a change in the Named Executive Officer’s responsibilities following a change in control.

ESOP.  A participant with less than five years of service is not vested in the ESOP’s contributions or earnings. However, a participant becomes 100% vested upon completion of five years of service. In addition, a participant becomes 100% vested at his or her retirement at age 65, death or disability or upon a change in control (as defined in the ESOP). Distributions of benefits under the ESOP may be made in connection with a participant’s death, disability, retirement or other termination of employment. A participant in the ESOP has the right to select whether payment of his or her benefit will take the form of whole shares of our Common Stock or a combination of cash and whole shares of our Common Stock. Any remaining balance in a participant’s account will be paid in cash, except that the participant may elect to have such balance applied to provide whole shares of our Common Stock for distribution at the then fair market value. In addition to these distribution options, a participant may elect to receive a distribution in the form of whole Janus shares (to the extent Janus shares are held in the participant’s account). If no election is made, the plan provides that the payment shall be made in cash. A participant may further opt to receive payment in a lump sum or in installments.

1991 Plan.  Subject to the terms of the specific award agreements, under the 1991 Plan, the retirement, death or disability (as such terms are defined in the 1991 Plan) of a grantee of an award or a change in control of KCS (as defined in the 1991 Plan) may accelerate the ability to exercise an award. Upon the death or disability of a grantee of an award under the 1991 Plan, (a) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable, (b) any options or SARs not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of the expiration of the option or SAR term or 12 months, and (c) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan. Upon the retirement of a grantee of an award under the 1991 Plan, (i) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable unless otherwise provided in the specific award agreement, (ii) any options or SARs not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of the expiration of the option or SAR term or five years from the date of retirement, and (iii) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan. If a grantee has a Termination of Affiliation (as defined in the 1991 Plan) for any reason other than for Cause (as defined in the 1991 Plan), death, disability or retirement, then (i) the grantee’s restricted shares, if any, to the extent forfeitable on the date of the grantee’s Termination of Affiliation, are forfeited on that date, (ii) any unexercised options or SARs, to the extent exercisable immediately before the grantee’s Termination of Affiliation, may be exercised in whole or in part, up to the earlier of the expiration of the option or SAR term or three months after the Termination of Affiliation, and (iii) any performance shares or performance units for which the performance period has not ended as of the Termination of Affiliation will terminate immediately upon that date. Upon a change in control of us (as defined in the 1991 Plan), (x) a grantee’s restricted shares, if any, that were forfeitable become nonforfeitable, (y) any options or SARs not exercisable at that time become immediately exercisable, and (z) we will immediately pay to the grantee, for any performance share or performance unit for which the performance period has not ended as of the date of the change in control, a cash payment based on a formula described in the 1991 Plan. LSARs may be granted in tandem with options awarded under the 1991 Plan. All of the LSARs are automatically exercised upon a change in control that is not approved by the incumbent board of KCS (as such terms are defined in the 1991 Plan). Upon exercise of an LSAR, the grantee may receive a cash payment based upon the difference between the fair market value on the date of the change in control or other specified date and the per share exercise price of the related option.

401(k) Plan.  A participant becomes 100% vested upon retirement at age 65, death or disability or upon a change in control of us (as defined in the 401(k) Plan). Distribution of benefits under the 401(k) Plan will be made in connection with a participant’s death, disability, retirement or other termination of employment. Subject to certain restrictions, a participant may elect whether payment of his or her benefits will be in a lump sum or installments. A participant may elect to receive distributions of benefits under the 401(k) Plan in whole shares of our Common Stock, or in a combination of cash and whole shares of our Common Stock, to the extent of whole shares of our Common Stock allocated to such participant’s account. Absent such election, distributions of benefits will be made in cash.

Tax and Accounting Considerations

Section 162(m) of the Code generally limits the deduction by publicly held corporations for federal income tax purposes of compensation in excess of $1 million paid to any of the named executive officers listed in the Summary Compensation Table, unless it is “performance-based.”

Except as otherwise described in this section, the Compensation Committee intends to qualify compensation expense as deductible for federal income tax purposes.

The compensation packages of the Named Executive Officers for 2006 included base salary, annual incentives, and restricted shares. The highest total base salary was within the $1 million limit. The annual incentive payment was determined based upon the achievement of performance measures established at the beginning of the year. The annual incentive arrangement permits the Compensation Committee to exercise discretion in the determination of the award amounts and is not intended to be a performance-based plan under Section 162(m) of the Code. The restricted shares were awarded under the provisions of the 1991 Plan. These restricted stock awards do not qualify as performance-based compensation under Section 162(m) since the vesting of the awards is time-based. The restricted shares awarded to the Named Executive Officers have the potential to result in total compensation in excess of the $1 million limit under Section 162(m).

Prior to 2005, we awarded our executives stock options under the 1991 Plan. These stock options may result in taxable compensation upon exercise. Except with respect to certain stock options granted in 2000 to Mr. Haverty as part of his executive compensation package, we believe we have taken all steps necessary, including obtaining stockholder approval, so that any compensation expense we may incur as a result of awards of stock options under the 1991 Plan, with respect to those Named Executive Officers whose total compensation might exceed the $1 million limit, qualifies as performance-based compensation for purposes of Section 162(m) so that any portion of this component of our executive compensation packages will be deductible for federal income tax purposes. Mr. Haverty has indicated that he intends to manage the exercise of his options granted in 2000 so that the number of any options he exercises in any given year will not result in his total compensation exceeding the $1 million limit of Section 162(m).

The Compensation Committee will review from time to time in the future the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Compensation Committee intends to maintain the flexibility to take actions it considers to be in the best interests of KCS and our stockholders and which may be based on considerations in addition to tax deductibility.

The Compensation Committee reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element and we realize a tax deduction upon the payment to/realization by the executive.

The Compensation Committee intends to review our executive employment agreements and benefit plans upon the adoption of final regulations under Section 409A of the Code (“Section 409A”) and to make any changes it considers necessary to comply with Section 409A and such regulations, to the extent such changes are agreeable to the executives and do not adversely affect the Company.

Compensation Decisions Made for 2007

In 2006, the Compensation Committee, assisted by Towers Perrin, conducted a review of a number of components of our executive compensation program, including:

•	Our executive compensation philosophy;

•	Our long-term incentive (LTI) grant strategy under the 1991 Plan;

•	Our executive stock ownership guidelines;

•	Executive perquisites; and

•	Employment agreement provisions, including change in control benefits.

The Compensation Committee made the following changes in its compensation policies and practices for 2007:

•	Rather than making annual long-term incentive grants, make a one time grant to cover years 2007-2009, to achieve greater simplicity and an enhanced focus during this period on performance shares (60% weighting) and restricted shares (40% weighting) (see detailed discussion below).

•	Limit the number of newly-hired executives who will receive employment agreements

•	Provide in future employment agreements for the following reductions in change-in-control related severance benefits:

•	Health and welfare benefit coverage only during the specified cash severance period versus until age 60; and

•	No excise tax gross-ups on any excess parachute payments.

2007-2009 Executive Long-Term Incentive Program

Prior to March 2005, we relied on stock option grants as the primary long-term incentive award vehicle for our executives. Starting with the March 2005 long-term incentive grants to executives, we adopted a strategy of awarding service-based restricted shares as our sole long-term incentive award vehicle in an effort to enhance executive retention and increase executive stock ownership. These awards vest at the completion of five years of service by the executive.

In 2006, our Board of Directors and Compensation Committee expressed an interest in linking our long-term incentive stock awards more closely to our performance in order to provide an incentive to executives to meet or exceed our performance goals.

Accordingly, on September 19, 2006, the Compensation Committee adopted a new Executive Long-Term Incentive Grant program (the “LTI Program”) under the 1991 Plan. On January 17, 2007, pursuant to the terms of the LTI Program, the Compensation Committee granted our executives a one-time stock grant comprised of performance shares (60% weighting) and restricted shares (40% weighting) to cover the performance period of 2007 through 2009. The performance shares must be earned by executives over the three-year period based on our meeting the performance goals discussed below. Performance shares are earned on a pro rata basis, conditioned upon achievement of predetermined one-, two- and three-year performance goals. The earned performance share awards and restricted stock awards will not vest or be delivered until the end of the three-year program period (December 31, 2009). The performance metrics in the LTI Program are operating ratio (50% weighting), earnings before interest, taxes, depreciation and amortization (“EBITDA”) (25% weighting), and return on capital employed (“ROCE”) (25% weighting).

Based on the recommendation of our senior management, the Compensation Committee adopted the following performance goals as the performance metrics for the 2007-2009 performance period:

				Earned
	Operating			Percentage of
Performance Level	Ratio (50%)	EBITDA (25%)	ROCE (25%)	Incentive Target

2007
Threshold	79.99%	$500 million	7.9%	50%
Target	79.8%	$549 million	8.6%	100%
Maximum	78.5%	$649 million	10.1%	200%

2008
Threshold	Better of 2007 Operating Ratio Target (79.8%) or 2007 Actual Operating Ratio	Better of 2007 EBITDA Target ($549 million) or 2007 Actual EBITDA	Better of 2007 ROCE Target (8.6%) or 2007 Actual ROCE	0%
Target	78.5%	$649 million	10.1%	100%
Maximum	76.8%	$776 million	11.7%	200%

2009
Threshold	Better of 2008 Operating Ratio Target (78.5%) or 2008 Actual Operating Ratio	Better of 2008 EBITDA Target ($649 million) or 2008 Actual EBITDA	Better of 2008 ROCE Target (10.1%) or 2008 Actual ROCE	0%
Target	76.8%	$776 million	11.7%	100%
Maximum	75.4%	$921 million	13.4%	200%

In 2007, we must meet the performance goals related to the threshold performance level in order for our executives to earn 50% of the first third of their performance share awards. If we meet or exceed the performance goals for the target performance level or the maximum performance level in 2007, then our executives may earn 100% to 200% of the first third of their performance share awards. In 2008 and 2009, we must exceed the performance goals for the threshold performance level in order for our executives to earn any percentage of the second third or final third of their performance share awards, respectively. If we meet or exceed performance goals for the target or maximum performance levels in 2008 or 2009, the executives may earn 100% to 200% of the second third or final third of their performance share awards, respectively. If our actual performance is between performance levels, the percentage of the performance share awards earned by the executives will be prorated between such performance levels.

2007 Annual Incentive Plan

In February 2007, the Compensation Committee approved the financial performance incentive targets for our 2007 AIP. In order for there to be any payout under the 2007 AIP, our consolidated operating ratio must be 79.9% or lower and our consolidated cash flows must be $50 million or higher. In addition, our cash flow both in the United States and Mexico must be positive. There are three performance goals in our 2007 AIP payout model: (i) financial performance goals (50% weighting), (ii) department performance goals (20% weighting) and individual performance goals (30% weighting). In addition, each executive is assigned incentive targets at the threshold, target and maximum incentive performance levels that are a percentage of the executive’s 2007 base salary. The percentage assigned for each performance level depends on the executive’s salary grade.

Financial Performance Goals.  The weighting of the financial performance goals is split equally between our consolidated operating income for the year ending December 31, 2007 and our consolidated operating ratio for the year ending December 31, 2007. Following are the 2007 financial performance incentive targets for each of these metrics, as well as the percentage payout of the executive’s total incentive target for these metrics:

			Percentage Payout
	Consolidated	Consolidated	of Total Incentive
Performance Level	Operating Income	Operating Ratio	Target

Threshold	$338 million	79.9%	50%
Target	$369 million	79.5%	100%
Maximum	$400 million	78.5%	200%

Department Performance Goals.  For our Named Executive Officers, the weighting of the department performance goals is split among three sub-categories that will be measured in determining 2007 AIP payouts:

•	We must meet specific United States and Mexico operating ratios;

•	Our marketing department must meet its business unit revenue and corporate financial goals; and

•	Each department must meet its budget and corporate financial goals.

Individual Performance Goals.  Each executive will set and be required to meet individual safety, financial, strategic project, quality of service/customer service and leadership performance goals. The weightings of each of these goals will vary by department and by each executive’s job responsibilities.

2007 Salary Adjustments

In February 2007, the Compensation Committee approved 4% salary increases for each of our Named Executive Officers for the 2007 fiscal year.

MANAGEMENT COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table and narrative disclose compensation earned in 2006 by the Named Executive Officers as well as our former Executive Vice President and Chief Financial Officer. The table shows amounts earned by such persons for all services rendered in all capacities to KCS and its subsidiaries during the past year.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(3)	($)(4)	($)(5)	($)	($)(6)	($)

Michael R. Haverty,	2006	$700,008	$576,081	$104,220	$892,027	$43,016	$2,315,352
Chairman of the Board and Chief Executive Officer
Patrick J. Ottensmeyer,	2006	$190,000	$55,900	$62,813	$233,623	$18,191	$560,527
Executive Vice President and Chief Financial Officer(1)
Arthur L. Shoener,	2006	$500,004	$304,202	$74,040	$424,773	$40,987	$1,344,006
President and Chief Operating Officer
Richard M. Zuza,	2006	$215,004	$125,736	$0	$112,827	$193,631	$647,198
Senior Vice President — International Purchasing & Materials
Daniel W. Avramovich,	2006	$196,338	$65,450	$68,857	$241,417	$45,522	$617,584
Executive Vice President — Sales & Marketing(1)
Ronald G. Russ,	2006	$120,761	$0	$0	$0	$582,445	$703,206
Former Executive Vice President and Chief Financial Officer(2)

(1)	Mr. Ottensmeyer and Mr. Avramovich were hired on May 15, 2006.

(2)	Mr. Russ’ employment terminated on May 12, 2006.

(3)	Reflects actual salary received.

(4)	This column presents the dollar amount recognized for financial reporting purposes with respect to the 2006 fiscal year for the fair value of restricted shares granted in 2006 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 9 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in 2006. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(5)	This column presents the dollar amount recognized for financial reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted in 2006 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 9 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in 2006. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(6)	All Other Compensation for the Named Executive Officers consists of:

		Group
		Term Life			Matching
	401(k)	Insurance	AD&D	LTD	Charitable
Name	Contributions	Premiums	Premiums	Premiums	Gifts(h)	Other(a)		Total

Haverty	$11,000	$1,080	$168	$158	$30,000	$610	(b)	$43,016
Ottensmeyer	$0	$675	$105	$99	$0	$17,312	(c)	$18,191
Shoener	$11,000	$1,080	$168	$158	$15,000	$13,581	(d)	$40,987
Zuza	$8,112	$1,080	$168	$158	$500	$183,613	(e)	$193,631
Avramovich	$7,750	$675	$105	$99	$0	$36,893	(f)	$45,522
Russ	$0	$1,080	$168	$73	$0	$581,124	(g)	$582,445

(a)	All employees of the Company, including the Named Executive Officers, are given the opportunity to use our stadium suites to the extent the suites are not being used for business purposes. Our Named Executive Officers may use the services of their administrative assistants for limited personal matters. Neither of these perquisites results in an aggregate incremental cost to the Company, and thus no value for either of these perquisites is included in the Summary Compensation Table.

(b)	Other for Mr. Haverty consists of $140 for an annual physical exam paid for by the Company and $470 for the cost of tickets for commercial flights paid by the Company for his spouse to accompany him on business.

(c)	Other for Mr. Ottensmeyer consists of $17,172 paid by the Company for relocation expenses and allowances and $140 paid by the Company for an annual physical exam.

(d)	Other for Mr. Shoener consists of $140 paid by the Company for an annual physical exam and $13,441 paid by the Company as the initiation fee for a country club membership.

(e)	Other for Mr. Zuza consists of $165,973 paid by the Company for relocation expenses and allowances, $140 paid by the Company for an annual physical exam and $17,500 paid by the Company as the initiation fee for a country club membership.

(f)	Other for Mr. Avramovich consists of $19,253 paid by the Company for relocation expenses and allowances, $140 paid by the Company for an annual physical exam and $17,500 paid by the Company as the initiation fee for a country club membership.

(g)	Other for Mr. Russ consists of severance compensation of $209,239 paid in 2006, a payment of $41,885 in 2006 for unused vacation, and $330,000 in severance compensation accrued in 2006 and payable in 2007. Mr. Russ has performed consulting services for the Company in return for such severance compensation. The $330,000 payment will be made in a lump sum on May 12, 2007 if Mr. Russ continues providing consulting services until that date. If Mr. Russ ceases providing consulting services prior to that date, he will receive 1/12 of the amount on the first of each month ending May 1, 2007, with the balance due on May 12, 2007.

(h)	We provide a two-for-one Company match of eligible charitable contributions made by our Named Executive Officers. The maximum amount of contributions we will match in any calendar year for any Named Executive Officer is $15,000. Of this $15,000 maximum, only half may be contributed to one organization.

Narrative to Summary Compensation Table

Employment Agreements.  Each of the Named Executive Officers (other than Mr. Russ) is a party to an employment agreement with KCS, KCSR, or KCS and KCSR, which remains in effect until terminated or modified.

Pursuant to their respective employment agreements, Messrs. Haverty, Ottensmeyer, Shoener, Zuza and Avramovich receive as compensation for their services an annual base salary at the rate approved by the Compensation Committee, which for 2006 was $700,000 for Mr. Haverty, $300,000 for Mr. Ottensmeyer, $500,000 for Mr. Shoener, $215,004 for Mr. Zuza, and $310,000 for Mr. Avramovich. The salaries for these executive officers shall not be reduced except as agreed to by the parties or as part of a general salary reduction by KCSR applicable to all officers of KCSR, with respect to Messrs. Haverty and Shoener. Messrs. Haverty, Ottensmeyer, Shoener, Zuza and Avramovich are eligible to participate in benefit plans or programs generally available to executive employees of KCSR. Each of the employment agreements provides that the value of the respective Named Executive Officer’s annual compensation is fixed at a percentage of base salary for purposes of determining contributions, coverage and benefits under any disability insurance policy and under any cash compensation benefit plan provided to the Named Executive Officer as follows: 167.67% for Mr. Haverty; 175% for Mr. Ottensmeyer, 175% for Mr. Shoener, 145% for Mr. Zuza, and 175% for Mr. Avramovich.

For information regarding potential payments to the Named Executive Officers upon termination or change in control, see “Potential Payments Upon Termination or Change in Control” below.

Indemnification Agreements.  We have entered into indemnification agreements with our officers and directors. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of KCS. The indemnification agreements provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer was or is a party, is threatened to be made a party or is otherwise involved, or to which the director or officer was or is a party, is threatened to be made a party or is otherwise involved by reason of service in certain capacities. Under the indemnification agreements, if required by the Delaware General Corporation Law, an advancement of expenses incurred will be made upon delivery to us of an undertaking to repay all advanced amounts if it is ultimately determined by final adjudication that the officer or director is not entitled to be indemnified for such expenses. The indemnification agreements allow directors and officers to seek court relief if indemnification or expense advances are not received within specified periods, and obligate us to reimburse them for their expenses in pursuing such relief in good faith.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2006 grants of annual incentive awards, restricted shares and stock options.

						All Other	All Other
		Date				Stock	Option
		Action				Awards:	Awards:	Exercise	Grant
		Taken				Number of	Number of	or Base	Date Fair
		by Board	Estimated Future Payouts Under			Shares of	Securities	Price of	Value of
		and/or	Non-Equity Incentive Plan Awards(2)			Stock or	Underlying	Option	Stock and
	Grant	Compensation	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date(1)	Committee(1)	($)	($)	($)	(#)(3)	(#)(4)	($/Sh)(5)	Awards

Michael R. Haverty	N/A		$315,004	$630,007	$1,260,014
	01/19/2006	01/19/2006				5,659			$146,681
	01/19/2006	01/19/2006				55,000			$1,425,600
Patrick J. Ottensmeyer	N/A		$82,500	$165,000	$330,000
	06/09/2006	06/09/2006				5,000			$129,000
	06/09/2006	06/09/2006				20,000			$516,000
	06/09/2006	06/09/2006					10,000	$25.80	$131,400
	06/09/2006	06/09/2006					20,000	$25.80	$244,200
Arthur L. Shoener	N/A		$150,001	$300,002	$600,005
	01/19/2006	01/19/2006				3,875			$100,440
	01/19/2006	01/19/2006				27,500			$712,800
	06/13/2006	06/09/2006				10,000			$250,500
Richard M. Zuza	N/A		$43,000	$86,001	$172,003
	01/19/2006	01/19/2006				1,037			$26,879
	01/19/2006	01/19/2006				5,000			$129,600
Daniel W. Avramovich	N/A		$85,252	$170,504	$341,008
	05/15/2006	05/01/2006				5,000			$130,900
	05/15/2006	05/01/2006				20,000			$523,600
	05/15/2006	05/01/2006					10,000	$26.18	$134,500
	05/15/2006	05/01/2006					20,000	$26.18	$249,800
Ronald G. Russ(6)	N/A		$90,750	$181,500	$363,000
	01/19/2006	01/19/2006				1,757			$45,541
	01/19/2006	01/19/2006				15,500			$401,760

(1)	The grant date for awards is the later of the date the Compensation Committee approves the grant or the date on which the grant is ratified by the Board of Directors. In the case of special one-time grants for newly hired or promoted executives, the grant date is the later of the Compensation Committee approval date or the new hire’s start date or the date of promotion, as applicable.

(2)	The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned under our 2006 Annual Incentive Plan. Actual amounts paid for 2006 performance are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(3)	The amounts reflected in this column represent restricted stock awards granted under the 1991 Plan as listed in the following table.

		Purchase		Shares
Name	Grant Date	Price		Granted	Vesting Schedule

Haverty	01/19/2006	$0.00		5,659	1/5 per year over 5 years
	01/19/2006	$0.00		55,000	5 years
Ottensmeyer	06/09/2006	$25.80	(a)	5,000	5 years
	06/09/2006	$0.00		20,000	5 years
Shoener	01/19/2006	$0.00		3,875	1/5 per year over 5 years
	01/19/2006	$0.00		27,500	5 years
	06/13/2006	$0.00		10,000	5 years
Zuza	01/19/2006	$0.00		1,037	1/5 per year over 5 years
	01/19/2006	$0.00		5,000	5 years
Avramovich	05/15/2006	$26.18	(a)	5,000	5 years
	05/15/2006	$0.00		20,000	5 years
Russ(b)	01/19/2006	$0.00		1,757	1/5 per year over 5 years
	01/19/2006	$0.00		15,500	5 years

(a)	The purchase prices paid by Messrs. Avramovich and Ottensmeyer represented the average of the high and low trading prices on the NYSE on the grant date, which in each case was higher than the closing price.

(b)	The awards granted in 2006 to Mr. Russ were forfeited due to his termination of employment with the Company.

(4)	The amounts reflected in this column represent stock option awards granted under the 1991 Plan as listed in the following table.

	Grant	Option	Options	Exercisable	Expiration
Name	Date	Price	Granted	Date	Date

Haverty	N/A
Ottensmeyer	06/09/2006	$25.80	10,000	06/09/2011	06/08/2016
	06/09/2006	$25.80	20,000	06/09/2009	06/08/2016
Shoener	N/A
Zuza	N/A
Avramovich	05/15/2006	$26.18	10,000	05/15/2011	05/14/2016
	05/15/2006	$26.18	20,000	(a)	05/14/2016
Russ	N/A

(a)	1/3 becomes exercisable on 05/15/2007, 1/3 becomes exercisable on 05/15/2008 and 1/3 becomes exercisable on 05/15/2009

(5)	Pursuant to the 1991 Plan, the exercise price is the average of the high and low trading prices on the NYSE on the grant date, which in each case was higher than the closing price.

(6)	The awards granted in 2006 to Mr. Russ were forfeited due to his termination of employment with the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding stock options and unvested stock awards held by them as of December 31, 2006.

	Option Awards					Stock Awards
								Equity	Equity
			Equity					Incentive	Incentive
			Incentive					Plan Awards:	Plan Awards:
			Plan Awards:					Number of	Market or
			Number of			Number of	Market	Unearned	Payout Value
	Number of	Number of	Securities			Shares or	Value of	Shares,	of Unearned
	Securities	Securities	Underlying			Units of	Shares or	Units or	Shares,
	Underlying	Underlying	Unexercised	Option		Stock That	Units of	Other	Units or Other
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Options	Price	Expiration	Vested	Have Not	Have Not	Have Not
Name	Exercisable(1)	Unexercisable(1)	(#)	($)	Date	(#)(2)	Vested ($)(3)	Vested (#)	Vested ($)

Michael R. Haverty	1,188,000		—	$5.75	07/10/10	87,000	$2,521,260	—	—
	12,363			$14.34	02/26/11
	13,207			$13.42	02/05/12
	15,901	90,000		$12.55	01/15/13
	90,000			$14.60	01/01/14
	13,689			$14.53	02/08/14
Patrick J. Ottensmeyer	—	30,000	—	$25.80	06/08/16	20,000	$579,600	—	—
Arthur L. Shoener	—	60,000	—	$16.91	01/03/15	71,375	$2,068,448	—	—
Richard M. Zuza	—	—	—			26,037	$754,552
Daniel W. Avramovich	—	30,000	—	$26.18	05/14/16	20,000	$579,600	—	—
Ronald G. Russ	—	—	—			—	—	—	—

(1)	The exercisable dates of the options listed in this column are shown in the following table.

	Number of	Exercisable
Name	Securities	Date

Michael R. Haverty	990,000	7/13/2001
	198,000	7/13/2003
	12,363	2/27/2001
	13,207	2/06/2002
	15,901	1/16/2003
	90,000	1/16/2008
	90,000	1/2/2005
	13,689	2/9/2004
Patrick J. Ottensmeyer	20,000	6/9/2009
	10,000	6/9/2011
Arthur L. Shoener	60,000	1/4/2010
Richard M. Zuza	N/A	N/A
Daniel W. Avramovich	6,667	5/15/2007
	6,667	5/15/2008
	6,666	5/15/2009
	10,000	5/15/2011

(2)	The vesting dates of the restricted shares listed in this column are shown in the following table.

Number of
Name	Securities	Vesting Date

Michael R. Haverty	11,000	1/19/2007
	8,000	3/14/2007
	11,000	1/19/2008
	8,000	3/14/2008
	11,000	1/19/2009
	8,000	3/14/2009
	11,000	1/19/2010
	8,000	3/14/2010
	11,000	1/19/2011
Patrick J. Ottensmeyer	20,000	6/09/2011
Arthur L. Shoener	775	1/19/2007
	775	1/19/2008
	775	1/19/2009
	48,050	1/01/2010
	5,500	1/19/2010
	6,000	3/14/2010
	2,000	6/13/2010
	5,500	1/19/2011
	2,000	6/13/2011
Richard M. Zuza	207	1/19/2007
	208	1/19/2008
	207	1/19/2009
	208	1/19/2010
	24,207	11/09/2010
	1,000	1/19/2011
Daniel W. Avramovich	20,000	5/15/2011

(3)	The amount in this column is calculated by multiplying the closing price of our Common Stock on the NYSE on December 29, 2006, which was $28.98, by the number of shares of stock that have not vested.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Named Executive Officers regarding stock option exercises and vesting of stock awards during 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value	Shares Acquired	Value
	on Exercise	Realized on	on Vesting	Realized on
Name	(#)	Exercise ($)(1)	(#)	Vesting ($)(2)

Michael R. Haverty	—	N/A	13,659	$328,761
Patrick J. Ottensmeyer	—	N/A	5,000	$129,000
Arthur L. Shoener	—	N/A	—	$—
Richard M. Zuza	—	N/A	—	$—
Daniel W. Avramovich	—	N/A	5,000	$130,900
Ronald G. Russ	79,937	$848,418	426	$10,437

(1)	The amounts in this column were calculated by multiplying (a) the difference between the fair market value of the shares of KCS Common Stock underlying the options on the exercise date and the exercise price of the options, by (b) the number of options exercised.

(2)	The amounts in this column were calculated by multiplying the number of shares of stock by the closing price of our Common Stock on the NYSE on the vesting date.

Options Granted in Connection with the Stillwell Spin-off

In connection with the Stillwell Spin-off and as part of an equitable adjustment of KCS non-qualified stock options previously granted and outstanding as of June 28, 2000 (the record date for the Stillwell Spin-off), the exercise price of the options was adjusted as allowed by the 1991 Plan and holders of the options received separately exercisable options to purchase Stilwell common stock (“Stilwell options”) at the rate of two Stilwell options for each KCS non-qualified stock option held.

Stilwell options for 1,888,106 shares were granted to Mr. Haverty. These Stilwell options related to KCS non-qualified stock options granted to Mr. Haverty in 2000 prior to the Stillwell Spin-off and in years prior to 2000. Mr. Haverty did not exercise any Stilwell options in 2006. Messrs. Ottensmeyer, Shoener, Zuza, Avramovich and Russ did not join KCS until after the Stillwell Spin-off, and therefore did not receive any Stilwell options.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In the event of termination without cause (excluding termination due to death, disability or retirement) by KCS or KCSR, as applicable, each of Messrs. Haverty, Ottensmeyer, Shoener, Zuza and Avramovich would be entitled to twelve months of severance pay at an annual rate equal to his base salary at the rate in effect immediately prior to such termination and for reimbursement for the costs of continuing or obtaining comparable health and life insurance benefits for a specified period unless such benefits are provided by another employer. In the year in which termination occurs, each of Messrs. Haverty, Ottensmeyer, Shoener, Zuza and Avramovich would remain eligible to receive benefits under the KCS Incentive Compensation Plan or the KCSR Incentive Compensation Plan, as applicable, and any Executive Plan in which they participate, if such plans are then in existence and the officer was entitled to participate immediately prior to termination in accordance with the provisions of such plans then applicable. Severance pay received in such year shall be taken into account for the purpose of determining benefits, if any, under the applicable incentive compensation plan, but not under the Executive Plan. After termination of employment, the officer would not be entitled to accrue or receive benefits under any other employee benefit plan, except he would be entitled to participate in the 401(k) Plan and the ESOP in the year of termination if he were to meet the requirements of participation in such termination year. As part of his employment agreement, each of Messrs. Haverty, Ottensmeyer, Shoener, Zuza and Avramovich has agreed not to use or disclose any trade secret of KCS or KCSR, as applicable, after any termination of his employment and to waive any claims against us upon termination.

If there were a change in control of KCS or KCSR during the term of the employment agreement, the Named Executive Officer’s employment, executive capacity, salary and benefits would be continued for a three-year period at levels in effect on the control change date (as defined in the employment agreement). During that three-year period, salary would be paid at a rate not less than twelve times the highest monthly base salary paid or payable to the officer in the twelve months immediately prior to the change in control. During that three-year period, the officer also would be eligible to participate in all benefit plans made generally available to executives at their level or to the employees of KCS or KCSR, as applicable, and generally would be eligible to participate in any KCS or KCSR incentive compensation plan. In addition, KCS, or both KCS and KCSR, as applicable, will use its or their best efforts to cause all outstanding options held by the officer to become immediately exercisable on the control change date and, to the extent such options are not vested and are subsequently forfeited, to receive a lump-sum cash payment within five days after the options are forfeited equal to the difference between the fair market value of the Common Stock underlying the non-vested, forfeited options (determined as of the date the options are forfeited) and the exercise price of the options. If the amount of contributions or benefits or any incentive compensation was determined on a discretionary basis immediately prior to the control change date, the amount of such contributions or benefits continued would not be less than the average annual amount for the three years prior to the change in control and incentive compensation would not be less than 75% of the maximum amount which could have been paid to the officer under the terms of the incentive compensation plan. With respect to unfunded employer obligations under benefit plans or incentive compensation plans, the officer would receive a discounted cash payment of amounts to which he would be entitled at the control change date within five days after that date. The officer’s employment may be terminated after the control change date, but where it is other than “for cause” or disability, he would be entitled to payment of his base salary through termination plus a discounted cash severance payment equal to a percentage (167.67% for Mr. Haverty, 175% for each of Messrs. Ottensmeyer, Shoener and Avramovich and 160% for Mr. Zuza) times three times his annual base salary, and continuation of benefits for a three-year period at levels in effect immediately prior to the termination. If any benefit plan would not permit continued participation after termination, the officer would be entitled to a lump sum payment within five days after termination equal to the amount of benefits he would have received under the plan if he had been fully vested in the average annual contributions or benefits in effect for the three plan years ending prior to the control change date and a continuing participant in such plan to the end of the three-year period. Following such three-year period, the Named Executive Officers other than Mr. Ottensmeyer would also be entitled to continuation of certain health, prescription and dental benefits until attainment of age 60, and certain health and prescription benefits for the remainder of their life unless such benefits are otherwise provided by a subsequent employer. The cost of such benefits will not exceed the cost of such benefits to active or retired (as applicable) peer executives. Each of the officers is also permitted, at any time during the three-year period following a change in control, to resign employment upon “good reason” and to receive the same payments and benefits as if his employment had been terminated. The employment agreements also provide for payments to the officers necessary to relieve them of certain adverse federal income tax consequences if amounts received under the agreements were determined to involve “parachute payments” under Section 4999 of the Code. If any dispute should arise under an officer’s employment agreement after the control change date involving an effort by him to protect, enforce or secure rights or benefits claimed by him, KCS or KCSR, as applicable, shall pay promptly upon demand all reasonable expenses incurred (including attorneys’ fees) in connection with the dispute, without regard to whether the officer prevails in the dispute, except that the officer shall repay KCS or KCSR as applicable, any amounts so received if a court having jurisdiction makes a final, nonappealable determination that he acted frivolously or in bad faith in the dispute.

We have established a series of trusts that are intended to secure the rights of our officers, directors, employees, former employees and others (each a “Beneficiary”) under various contracts, benefit plans, agreements, arrangements and commitments. The function of each trust is to receive contributions from us and, following a change in control of KCS (as defined by the trust), if we fail to honor certain obligations to a Beneficiary, the trust shall distribute to the Beneficiary amounts accumulated in such Beneficiary’s trust account, or in the general trust account, to discharge such obligations as they become due, to the extent of available trust assets. The trusts require KCS to be solvent as a condition to making distributions. Trusts have been established with respect to the employment continuation commitments under employment agreements, the Executive Plan, the Directors’ Deferred Fee Plan, indemnification agreements, the 1991 Plan, and our charitable contribution commitments, among others. New trusts were executed on March 6, 2006. The new trusts are revocable until a change in control of KCS and will terminate if no such change in control occurs prior to March 6, 2011, unless extended by the Board of Directors. KCSR has established similar trusts tied to any failure by KCSR to honor its obligations to Beneficiaries following a change in control of KCS.

The following tables summarize the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or termination following a change in control. None of our Named Executive Officers is eligible to receive payments upon a voluntary termination or a termination for cause, except that because Mr. Haverty meets the definition of “retirement” under the 1991 Plan, his unexercisable options would become exercisable upon a voluntary termination. In accordance with SEC regulations, we do not report any amount to be provided under any arrangement which does not discriminate in scope, terms or operation in favor of our Named Executive Officers and which is available generally to all salaried employees in the United States. The following tables do not repeat information provided in the Summary

Compensation Table or the Outstanding Equity Awards at Year-End Table, except to the extent the amount payable would be enhanced by the termination event.

For purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our Common Stock was $28.98, the closing market price on that date.

	Michael R. Haverty
					Without Good
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$3,521,110	$700,008
Equity (Intrinsic Value)
Unvested Restricted Stock	$2,521,260	$2,521,260	$—	$2,521,260	$—
Unvested 401k Contributions	$—	$—	$—	$—	$—
Unexercisable Options	$1,478,700	$1,478,700	$1,478,700	$1,478,700	$—
Total	$3,999,960	$3,999,960	$1,478,700	$3,999,960	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$94,198	$—
Total	$—	$—	$—	$94,198	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$20,477	$6,771
Tax Gross-Ups	$—	$—	$—	$—	$—
Total	$—	$—	$—	$20,477	$6,771
Total	$3,999,960	$3,999,960	$1,478,700	$7,635,745	$706,779

	Patrick J. Ottensmeyer
					Without Good
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$1,575,000	$300,000
Equity (Intrinsic Value)
Unvested Restricted Stock	$579,600	$579,600	$—	$579,600	$—
Unvested 401k Contributions	$—	$—	$—	$—	$—
Unexercisable Options	$95,400	$95,400	$—	$95,400	$—
Total	$675,000	$675,000	$—	$675,000	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$30,203	$8,711
Tax Gross-Ups	$—	$—	$—	$—	$—
Total	$—	$—	$—	$30,203	$8,711
Total	$675,000	$675,000	$—	$2,280,203	$308,711

	Arthur L. Shoener
					Without Good
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$2,625,021	$500,004
Equity (Intrinsic Value)
Unvested Restricted Stock	$2,068,448	$2,068,448	$—	$2,068,448	$—
Unvested 401k Contributions	$21,864	$21,864	$—	$21,864	$—
Unexercisable Options	$724,200	$724,200	$—	$724,200	$—
Total	$2,814,512	$2,814,512	$—	$2,814,512	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$99,741	$—
Total	$—	$—	$—	$99,741	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$20,477	$5,470
Tax Gross-Ups	$—	$—	$—	$1,862,091	$—
Total	$—	$—	$—	$1,882,568	$5,470
Total	$2,814,512	$2,814,512	$—	$7,421,842	$505,474

	Richard M. Zuza
					Without Good
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$688,013	$215,004
Equity (Intrinsic Value)
Unvested Restricted Stock	$754,552	$754,552	$—	$754,552	$—
Unvested 401k Contributions	$8,843	$8,843	$—	$8,843	$—
Unexercisable Options	$—	$—	$—	$—	$—
Total	$763,395	$763,395	$—	$763,395	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$91,405	$—
Total	$—	$—	$—	$91,405	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$60,606	$8,711
Tax Gross-Ups	$—	$—	$—	$535,247	$—
Total	$—	$—	$—	$595,853	$8,711
Total	$763,395	$763,395	$—	$2,138,666	$223,715

	Daniel W. Avramovich
					Without Good
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$1,627,542	$310,008
Equity (Intrinsic Value)
Unvested Restricted Stock	$579,600	$579,600	$—	$579,600	$—
Unvested 401k Contributions	$8,242	$8,242	$—	$8,242	$—
Unexercisable Options	$84,000	$84,000	$—	$84,000	$—
Total	$671,842	$671,842	$—	$671,842	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$99,277	$—
Total	$—	$—	$—	$99,277	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$46,001	$8,711
Tax Gross-Ups	$—	$—	$—	$896,389	$—
Total	$—	$—	$—	$942,390	$8,711
Total	$671,842	$671,842	$—	$3,341,051	$318,719

STOCKHOLDER PROPOSALS

To be properly brought before an annual meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

If a holder of our Common Stock wishes to present a proposal for inclusion in our proxy statement for next year’s annual meeting of stockholders (other than director nominations), such proposal must be received by us on or before November 30, 2007. The proposal must be made in accordance with the applicable laws and rules of the SEC and the interpretations thereof, as well as our Bylaws. Any such proposal should be sent to our Corporate Secretary at P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

Director Nominations

Any stockholder who meets the requirements set forth in our Bylaws may submit a director nomination for consideration by the Nominating Committee by complying with the requirements of this section, including: (i) the nomination must be made for an election to be held at a meeting of stockholders at which directors are otherwise to be elected; (ii) the stockholder must be a record owner on the record date for that meeting, and at the meeting, of securities representing at least 2% of the securities entitled to be voted at the meeting for election of directors; (iii) the stockholder must deliver a timely written nomination notice to the office of our Corporate Secretary, providing the information required by this section; and (iv) the nominee must meet the minimum qualifications for directors established by the Board.

With respect to stockholder nominations of candidates for our Board of Directors, our Bylaws provide that not less than 90 days nor more than 150 days prior to the first anniversary date of the preceding year’s annual meeting any stockholder who intends to make a nomination at the current year’s annual meeting shall deliver a notice in writing (the “Stockholder’s Notice”) to our Corporate Secretary setting forth, as to each person whom the stockholder proposes to nominate (i) all information relating to such person required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to applicable rules of the SEC or the NYSE; (ii) the nominee’s written consent to be named in the Proxy Statement, to serve as a director and to comply with our rules, guidelines and policies applicable to directors; (iii) the name and address of the stockholder and the telephone number(s) at which we are able to reach the stockholder and the nominee during normal business hours; (iv) the class and number of shares of KCS which are owned beneficially and of record by the stockholder; (v) a fully completed Director’s Questionnaire on the form supplied by us, executed by the nominee; and (vi) such other information as the Nominating Committee reasonably deems relevant, to be provided within such time limits as reasonably imposed by the Nominating Committee; provided, however, that if the annual meeting is to be held more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the annual meeting and not later than the 15th day following the day on which public announcement of the date of the annual meeting was first made by us. Public announcement is disclosure (i) in any press release distributed by us, (ii) published by us on our website or (iii) included in a document publicly filed by us with the SEC. To be timely for a special stockholders’ meeting at which directors will be elected, a Stockholder’s Notice must be received by our Corporate Secretary’s office not later than the close of business on the 15th day following the day on which we first publicly announce the date of the special meeting. Proposals to nominate directors to be timely for the 2008 annual meeting, if it occurs on May 1, 2008, must be received at our principal executive offices no earlier than December 5, 2007 and no later than February 1, 2008.

No nominee from a stockholder will be considered who was previously submitted for election to the Board of Directors and who failed to receive at least 25% of the votes cast at such election, until a period of three years has passed from the date of such election.

Matters Other than Director Nominations

In addition to any other applicable requirements, for a proposal other than director nominations (other than a proposal requested to be included in the Proxy Statement, as noted above) to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, such Stockholder’s Notice must be delivered to or mailed and received at our principal executive offices, not less than 45 days nor more than 90 days prior to the meeting; provided, however, that if the meeting is designated by the Board of Directors to be held at a date other than the first Thursday in May and less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, the Stockholder’s Notice must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A Stockholder’s Notice to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of KCS which are beneficially owned by the stockholder and the name and address of record under which such stock is held, and (iv) any material interest of the stockholder in such business. Proposals for matters other than director nominations (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2008 annual meeting, if it occurs on May 1, 2008, must be received at our principal executive offices no later than March 17, 2008 and no earlier than February 1, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and certain other officers and persons who own more than 10 percent of our Common Stock or Preferred Stock (collectively “Reporting Persons”), to file reports of their ownership of such stock and changes in such ownership with the SEC, the NYSE and KCS (the “Section 16 Reports”). Based solely on a review of the Section 16 reports for 2006 and any amendments thereto furnished to us and written representations from certain of the Reporting Persons, no Reporting Person was late in filing such Section 16 Reports for fiscal year 2006, with the exception of an amendment to a Form 4 filed on February 6, 2006 by Mr. Haverty to report a transfer of shares back to the Company that was not reported in the original Form 4 filed on January 23, 2006, and an amendment to a Form 3 filed on February 17, 2006 by Larry M. Lawrence, our Senior Vice President and Assistant to the Chairman, to report a transaction that was not reported in his original Form 3 filed on January 23, 2006.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any stockholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if sent by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, and oral requests may be made by calling our Corporate Secretary’s Office at (816) 983-1530. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

The Board of Directors knows of no other matters that are expected to be presented for consideration at the Annual Meeting. Our Bylaws require that stockholders intending to bring business before an Annual Meeting, including the nomination of candidates for election to the Board of Directors, give timely and sufficient notice to our Secretary in the manner described above. As of the date of this Proxy Statement, no notice of a proposal that we are required to include in this Proxy Statement has been received. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

By Order of the Board of Directors

Michael R. Haverty
Chairman of the Board
and Chief Executive Officer

Kansas City, Missouri
March 30, 2007

Our Annual Report includes our annual report on Form 10-K for the year ended December 3l, 2006 (without exhibits) as filed with the SEC. We will furnish without charge upon written request a copy of our annual report on Form 10-K. The annual report on Form 10-K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request therefor and payment of our reasonable expenses in furnishing such exhibits. Each such request must include a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Voting Stock entitled to vote at the Annual Meeting. Such written request should be directed to our Corporate Secretary P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), (816) 983-1538.  Our annual report on Form 10-K for the year ended December 31, 2006 is also available free of charge on our website at www.kcsouthern.com. Through our website, we make available, free of charge, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after electronic filing or furnishing of these reports with the SEC. The annual report on Form 10-K for the year ended December 31, 2006 with exhibits, as well as other filings by us with the SEC, are also available through the SEC’s Internet site at www.sec.gov. In addition, our corporate governance guidelines, ethics and legal compliance policy, and the charters of our Audit Committee, Finance Committee, Nominating Committee and Compensation Committee are available on our website. These guidelines and charters are available in print to any stockholder who requests them. Written requests may be made to our Corporate Secretary, Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

Kansas City Southern
Annual Meeting Of Stockholders
May 3, 2007
YOUR VOTE IS IMPORTANT!
YOU CAN VOTE IN ONE OF THREE WAYS:

1.	Vote by Internet.

2.	Vote by Phone.	à

3.	Vote by mailing your proxy in the enclosed envelope.

VOTE BY INTERNET
Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.	Visit the Internet Voting site at http://www.cesvote.com and follow the instructions on the screen.
Please note that all votes cast by Internet must be submitted prior to 5:00 a.m. Central Time, May 3, 2007. Your Internet Vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

VOTE BY TELEPHONE
Your telephone vote is quick, easy and immediate. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.	On a Touch — Tone Telephone call Toll Free 1-888-693-8683 and follow the instructions.
3.	When instructed, enter the Control Number, which is printed by the arrow in the above box.
4.	Follow the simple recorded instructions.
Please note that all votes cast by Telephone must be submitted prior to 5:00 a.m. Central Time, May 3, 2007. Your Telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

VOTE BY MAIL
1.	Read the accompanying Proxy Statement.
2.	Mark your vote on the reverse side of the attached proxy card.
3.	Sign and date the proxy card.
4.	Detach and return the proxy card in the postage paid envelope provided.
THANK YOU FOR YOUR VOTE
(Tear Here)

KANSAS CITY SOUTHERN	PROXY
          This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated March 30, 2007, receipt of which is hereby acknowledged.

Signature	Date	, 2007

Signature	Date	, 2007

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and offi cers of corporate stockholders should indicate the capacity in which they are signing. Please indicate whether you plan to attend the Annual Meeting:

☐ Will Attend	☐ Will Not Attend

(Continued on other side)

(Continued, and to be signed on reverse side)
(Tear Here)

KANSAS CITY SOUTHERN	PROXY
This proxy is solicited by the Board of Directors. Robert J. Druten, Michael R. Haverty and Thomas A. McDonnell, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on May 3, 2007, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” the nominees named hereon and “For” proposal 2.

1.	Election of three directors.
Nominees: 01) Terrence P. Dunn, 02) James R. Jones and 03) Karen L. Pletz.
	☐	FOR all nominees except those indicated below:

	☐	WITHHOLD AUTHORITY to vote for all nominees.
Unless authority to vote for any nominee is withheld, authority to vote cumulatively for such nominee will be deemed granted, and if other persons are nominated, this proxy may be voted for less than all the nominees named above, in the proxy holders’ discretion, to elect the maximum number of Board recommended nominees.
2.	Ratification of the Audit Committee’s selection of KPMG LLP as KCS’s independent registered public accounting firm for 2007.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Kansas City Southern
Annual Meeting Of Stockholders
May 3, 2007
YOUR VOTE IS IMPORTANT!
YOU CAN VOTE IN ONE OF THREE WAYS:

1.	Vote by Internet.

2.	Vote by Phone.	à

3.	Vote by mailing your Instruction card in the enclosed envelope.

VOTE BY INTERNET
Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.	Visit the Internet Voting site at http://www.cesvote.com and follow the instructions on the screen.
Please Note That All Votes Cast By Internet Must Be Submitted Prior To 5:00 A.m. Central Time, May 1, 2007. Your Internet Vote Instructs The Trustee Of The Plan How To Vote The Shares Of Kansas City Southern Allocated To Your Account Under The Plan.
IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR VOTING INSTRUCTION CARD BY MAIL.

VOTE BY TELEPHONE
Your telephone vote is quick, easy and immediate. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.	On a Touch — Tone Telephone call Toll Free 1-888-693-8683 and follow the instructions.
3.	When instructed, enter the Control Number, which is printed by the arrow in the above box.
4.	Follow the simple recorded instructions.
Please Note That All Votes Cast By Telephone Must Be Submitted Prior To 5:00 A.m. Central Time, May 1, 2007. Your Telephone Vote Instructs The Trustee Of The Plan How To Vote The Shares Of Kansas City Southern Allocated To Your Account Under The Plan.
IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR VOTING INSTRUCTION CARD BY MAIL.

VOTE BY MAIL
1.	Read the accompanying proxy statement.
2.	Mark your vote on the reverse side of the attached voting instruction card.
3.	Sign and date the voting instruction card.
4.	Detach and return the voting instruction card in the postage paid envelope provided.
THANK YOU FOR YOUR VOTE
(Tear Here)
------------------
Confidential Voting Instructions To Nationwide Trust Company As Trustee Under The (1) Kansas City Southern 401(k) And Profit Sharing Plan, (2) Kansas City Southern Employee Stock Ownership Plan, (3) Kansas City Southern Railway Company Union 401(k) Plan, (4) Midsouth Rail Union 401(k) Retirement Savings Plan, Or (5) Gateway Western Railway Union 401(k) Plan.

Signature		Date	, 2007

Please sign exactly as name appears.
(Continued on other side)

(Continued, and to be signed on reverse side)
(Tear Here)
------------------
This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern (“KCS”) held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders to be held on May 3, 2007, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting. This voting instruction card, when properly executed, will be voted as directed, or if no choice is specified, such card will be voted “For” the nominees named hereon and “For” proposal 2.

1.	Election of three directors.

Nominees: 01) Terrence P. Dunn, 02) James R. Jones and 03) Karen L. Pletz.

	☐	FOR all nominees except those indicated below:

	☐	WITHHOLD AUTHORITY to vote for all nominees.
2.	Ratification of the Audit Committee’s selection of KPMG LLP as KCS’s independent registered public accounting firm for 2007.

☐	FOR ☐ AGAINST ☐ ABSTAIN

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.